Exhibit 10.34

EXECUTION VERSION

SALE-PURCHASE AGREEMENT

between

RPG GLENRIDGE LLC,

a Delaware limited liability company

                                                    Seller,

and

CARROLL ACQUISITIONS, LLC,

a Georgia limited liability company

                                            Purchaser.

Premises:

“Nevadan Apartments”

5501 Glenridge Drive

Atlanta, Georgia 30342

TABLE OF CONTENTS

1.	Sale-Purchase	1
2.	Purchase Price	2
3.	Assignment of Contracts	3
4.	Closing Date	3
5.	Violations	3
6.	Apportionments	4
7.	Closing Documents	7
8.	Title Insurance and Survey Matters	10
9.	Disposition of Downpayment	11
10.	Defaults and Remedies	12
11.	Representations	13
12.	Fixtures and Personal Property	17
13.	Brokers	17
14.	Condemnation and Destruction.	18
15.	Escrow	20
16.	Closing Costs	21
17.	Seller’s Covenants	22
18.	Approval of Leases and Contracts	24
19.	Non-Liability	24
20.	Intentionally Omitted.	25
21.	Condition of Premises	25
22.	Notices	27
23.	Entire Agreement	28
24.	Amendments	28
25.	No Waiver	28
26.	Successors and Assigns	29
27.	Partial Invalidity	29
28.	Paragraph Headings	29
29.	Governing Law	29
30.	Binding Effect	30
31.	No Recording or Lis Pendens	30
32.	Prevailing Party to Receive Attorneys’ Fees	30
33.	Tax-Deferred Exchange	30
34.	Confidentiality	30
35.	Due Diligence Period	31
36.	Intentionally Omitted.	31
37.	Survival	31
38.	Arbitration of Matters in Dispute	32
39.	Submission To Jurisdiction	33
40.	Waiver Of Jury Trial	33
41.	Certain Definitions	33
42.	Intentionally Omitted.	33
43.	No Third Party Beneficiaries	33
44.	Time of Performance	34
45.	Counterpart Execution; Execution by Facsimile Transmission/.PDF Format	34
46.	Intentionally Omitted.	34
47.	Ambiguities Not Construed Against Drafter	34
48.	No Special Relationship Between Seller and Purchaser	34
49.	No Financing Contingency	34
50.	Post-Closing Obligations Regarding Financial Information.	35

 i

Exhibits

Exhibit	Description

A	Description of the Land
B	Existing Leases
C	Excluded Personal Property
D	Existing Contracts
E	Existing Violations
F	Form of Deed
G	Form of Bill of Sale
H	Form of Assignment and Assumption of Leases
I	Form of Assignment and Assumption of Contracts
J	Form of Assignment and Assumption of Intangible Property
K	Form of FIRPTA Certification
L	Form of Notice to Tenants
M	Form of Notice to Contract Parties
N	Existing Title/Survey Matters
O	Intentionally Omitted
P	List of Material Litigation
Q	Allocation of Purchase Price
R	Environmental Reports

 ii

EXECUTION VERSION

SALE-PURCHASE AGREEMENT

THIS SALE-PURCHASE AGREEMENT (this “Agreement”), is made as of this 12th day of August, 2016 (the “Effective Date”), between RPG GLENRIDGE LLC, a limited liability company organized under the laws of the State of Delaware, having an office at c/o AION Partners, 11 East 44th Street, Suite 1000, New York, New York 10017 (“Seller”), and CARROLL ACQUISITIONS, LLC, a limited liability company organized under the laws of the State of Georgia, having an office at 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326 (“Purchaser”).

WITNESSETH:

WHEREAS, Seller is the owner of the Premises (as hereinafter defined); and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Premises, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.          Sale-Purchase.

1.1.          Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, all of Seller’s right, title and interest in and to the following (collectively, the “Premises”):

(a)          all that certain plot, piece and parcel of land located in the County of Fulton and the State of Georgia, described in Exhibit A attached hereto and made a part hereof, together with all easements, rights of way, privileges, appurtenances and other rights, if any, pertaining thereto (collectively, the “Land”), which Land is located at 5501 Glenridge Drive, Atlanta, Georgia 30342;

(b)          all buildings and improvements located on the Land and all of Seller’s right, title and interest in and to any and all fixtures attached thereto (collectively, the “Improvements”);

(c)          all equipment, machinery, apparatus, appliances, and other articles of personal property located on and used in connection with the operation of the Improvements (collectively, the “Personal Property”), to the extent any of same are owned by Seller;

(d)          subject to the terms of Section 3 of this Agreement, the Contracts (as such capitalized term is hereinafter defined);

(e)          to the extent assignable and subject to the terms hereof, all licenses, franchises, permits, certificates of occupancy, authorizations and approvals used in or relating to the ownership, occupancy or operation of any part of the Improvements (the “Permits”);

(f)          the leases and occupancy agreements described on Exhibit B attached hereto and made a part hereof (as amended, modified, renewed or extended in accordance with this Agreement, the “Existing Leases”, and together with any new leases and occupancy agreements entered into after the Effective Date in accordance with this Agreement, the “Leases”); and

(g)          to the extent assignable and subject to the terms hereof, all of the interest of Seller in any and all rights, warranties and guaranties pertaining to the Land, Improvements, Personal Property, Contracts, Permits and Leases (collectively the “Intangible Property”).

1.2.          Notwithstanding the foregoing, the sale of the Property contemplated by this Agreement shall not include the personal property listed in Exhibit C attached hereto and made a part hereof (the “Excluded Personal Property”), which Excluded Personal Property is expressly excluded from such conveyance.

2.          Purchase Price.

The purchase price for the Premises (the “Purchase Price”) is SIXTY-NINE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($69,500,000.00), payable as follows:

2.1.          Within three (3) Business Days of the execution and delivery of this Agreement by Purchaser, the amount of TWO HUNDRED FIFTY THOUSAND and 00/100 Dollars ($250,000.00) (the “Initial Deposit”), by wire transfer of immediately available federal funds to the order of Chicago Title Insurance Company, c/o Fidelity National Title Group, 5565 Glenridge Drive, Suite 300, Atlanta, Georgia 30342, Attn: Chris Valentine (chris.valentine@fntg.com) (in such capacity, the “Escrow Agent”), receipt of which is hereby acknowledged by Escrow Agent, which Initial Deposit shall be held by Escrow Agent in escrow pursuant to the provisions of Section 15 of this Agreement.

2.2.          In the event Purchaser does not terminate this Agreement prior to the expiration of the Due Diligence Period (as hereinafter defined) pursuant to Section 35 of this Agreement, Purchaser shall, within three (3) Business Days of the expiration of the Due Diligence Period, deliver the amount of SEVEN HUNDRED FIFTY THOUSAND and 00/100 Dollars ($750,000.00) (the “Additional Deposit”) by wire transfer of immediately available federal funds to the order of Escrow Agent. As used herein, (a) “Deposit” shall mean the Initial Deposit, together with the Additional Deposit and (b) “Downpayment” shall mean the Deposit together with all interest thereon.

2.3 Purchaser acknowledges and agrees that time shall be of the essence with respect to Purchaser’s obligation to deliver the Initial Deposit and the Additional Deposit. The Downpayment shall automatically become nonrefundable upon the expiration of the Due Diligence Period, unless Purchaser terminates (or is deemed to have terminated) this Agreement in accordance with the express provisions of this Agreement and Purchaser is entitled to the return of the Downpayment in accordance with the express provisions of Section 9 of this Agreement.

2.4.          An amount equal to the Purchase Price less the Downpayment on the Closing Date (as hereinafter defined), as adjusted for prorations and apportionments as herein provided, by wire transfer of immediately available federal funds to an account or accounts designated by Seller (such funds, the “Closing Funds”). Purchaser acknowledges and agrees that time shall be of the essence with respect to Purchaser’s obligation to deliver the Closing Funds.

2.5.          Notwithstanding the foregoing or anything to the contrary contained herein, a portion of the Initial Deposit in the amount of One Hundred and no/100 Dollars ($100.00) shall be non-refundable (the “Independent Consideration”) which amount shall be distributed by Escrow Agent to Seller immediately following Purchaser’s delivery of the Initial Deposit to Escrow Agent, which amount Seller and Purchaser agree has been bargained for as independent consideration for (i) Seller’s execution and delivery of this Agreement, and (ii) Purchaser’s right to inspect the Premises pursuant to Section 35 below. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.

3.          Assignment of Contracts.

3.1.          Purchaser acknowledges that Seller has disclosed to it that the Premises is subject to the contracts and agreements described on Exhibit D attached hereto and made a part hereof (as amended, modified, renewed or extended in accordance with this Agreement, the “Existing Contracts”, and together with any new contracts and agreements entered into after the Effective Date in accordance with this Agreement, the “Contracts”).

3.2.          At Closing, Seller shall assign to Purchaser and Purchaser shall assume all Contracts not fully and effectively terminated as of Closing pursuant to Section 17.6 herein. Notwithstanding the foregoing, Purchaser shall not be required to assume any Contract that, by its terms, may not be assigned to and assumed by Purchaser without the consent of a third party, unless such third party’s written consent is actually obtained by Seller at or before the Closing, at Seller’s sole cost and expense.

4.          Closing Date.

The consummation of the transactions contemplated hereby (the “Closing”), shall take place in escrow with the Escrow Agent or at a mutually acceptable location as agreed to by Purchaser and Seller, on the date that is thirty (30) days after the expiration of the Due Diligence Period (the “Initial Scheduled Closing Date”). Notwithstanding the foregoing provisions of this Section 4, both Seller and Purchaser shall each have the right, by delivering five (5) days’ prior written notice to the other party, to adjourn the Closing Date (as hereinafter defined) up to two (2) times (but not for more than thirty (30) days in the aggregate) (any date to which Seller or Purchaser so adjourns the Closing pursuant to the foregoing being referred to herein as an “Adjourned Closing Date”). As used herein, the term “Closing Date” shall mean the Initial Scheduled Closing Date, or, if the Closing is adjourned, any Adjourned Closing Date. It is expressly agreed by Seller and Purchaser that time is of the essence with respect to the parties’ respective obligations to close this transaction on the Closing Date.

5.          Violations.

Subject to Seller’s obligations to provide Purchaser a credit with respect to same pursuant to this Section 5, Purchaser shall accept title to the Premises subject to all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Premises, and any outstanding work orders, whether any of the foregoing are outstanding as of the Effective Date (each, an “Existing Violation”) or noticed after the Effective Date (each, a “New Violation”; together with the Existing Violations, the “Violations”). Purchaser acknowledges that Seller shall have no restoration, repair or other obligation or liability of any kind or nature with respect to the Violations, except as expressly provided herein. Except as required by law or in connection with the transfer of the Premises, Purchaser shall not, without first obtaining the prior written consent of Seller, request that any governmental authority inspect or otherwise evaluate the condition of the Premises in respect of the existence of Violations, provided that the foregoing shall not prohibit Purchaser from making customary inquiries of governmental authorities as to whether Violations have been noticed by any such governmental authorities. Purchaser (i) acknowledges that Seller has disclosed to Purchaser and/or Purchaser is otherwise aware of the existence of the matters listed on Exhibit E attached hereto and made a part hereof, and (ii) agrees that same constitute Existing Violations for purposes of this Agreement. Notwithstanding anything to the contrary in the foregoing, Seller shall cause all Violations to be cured and shall furnish evidence of same to Purchaser’s reasonable satisfaction on or prior to the Closing Date, or, in the absence of such cure and evidence, Seller shall credit Purchaser at Closing an amount equal to the estimate of the costs and expenses required to cure any Violations outstanding as of the Closing Date, as established by quotes obtained from mutually acceptable third party contractors. Notwithstanding the foregoing to the contrary, in no event shall Seller be obligated to expend (whether in pursuit of a cure of such Violations or in the form of a credit to Purchaser) more than $25,000 in connection with any such Violations; provided, however, if, at Closing, a Violation remains uncured as of the Closing Date, and Seller has elected not to give Purchaser a credit with respect to same because the cost of such cure exceeds $25,000, then Purchaser shall have the right to terminate this Agreement and receive a refund of the Downpayment by written notice to Seller delivered on or prior to the Closing Date.

6.          Apportionments.

6.1.          The parties agree that the following shall be apportioned between Seller and Purchaser at the Closing, as of 11:59 p.m. of the day immediately preceding the Closing Date on the basis of the actual number of days of the month that shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365-day year, with Seller receiving credit (and retaining obligations) with respect to any periods prior to the Closing Date, and Purchaser receiving credit (and assuming obligations) with respect to any period from and after the Closing Date, and the net aggregate amount thereof either shall be paid by Purchaser to Seller or credited to Purchaser towards the Purchase Price, as the case may be, at the Closing:

(i)          Non-delinquent real property taxes and assessments (including, without limitation, any assessments relating to Permitted Title/Survey Exceptions (as hereinafter defined), business improvement district assessments or similar charges), water rates and charges, and sewer taxes, in each case, not otherwise payable directly to the taxing authority by any tenant under a Lease.

(ii)         Fixed, escalation, additional and percentage rent, parking charges and all other charges under the Leases (including, without limitation, electricity and utility surcharges, administrative fees in connection with security deposits held by Seller under the Leases), if, as and when collected in accordance with Section 6.6 of this Agreement (all of the foregoing being collectively referred to as “Rents”).

(iii)        Charges under the Contracts.

(iv)        Non-delinquent vault charges and taxes not otherwise payable directly to the taxing authority by any tenant under a Lease.

(v)         Annual license, permit, franchise and inspection fees, to the extent transferred to Purchaser at Closing pursuant hereto.

(vi)        Deposits, if any, on account with utility companies servicing the Premises (and Seller and Purchaser each agrees to cooperate to effectuate the transfer of any such deposits), provided that, at Seller’s option, Seller will obtain a refund of any such utility deposits in effect and Purchaser shall provide Purchaser’s own utility deposits directly to the applicable utility companies.

(vii)       All other items (including, without limitation, utilities) customarily apportioned in connection with the sale of similar properties similarly located.

6.2.          If the real property taxes and assessments (including, without limitation, any assessments relating to Permitted Title/Survey Exceptions, business improvement district assessments or similar charges), water rates and charges, and sewer taxes, in each case, not otherwise payable directly to the taxing authority by any tenant under a Lease are not finally fixed before the Closing Date, the apportionments thereof made at the Closing shall be based on the real property taxes and assessments assessed for the preceding fiscal year or the applicable billing period, or on estimated water and sewer charges and after the real property taxes or assessments or water and sewer charges are finally fixed, Seller and Purchaser shall, within thirty (30) days after the date such taxes or rates and charges are fixed, make a recalculation or the apportionment of the same, and Seller or Purchaser, as the case may be, shall promptly make an appropriate settlement with the other based upon such recalculation.

6.3.          (i) If the Premises or any part thereof shall be or shall have been affected by any bond or special assessment prior to the Closing Date, such bond or special assessment due and relating to the period of time prior to the Closing Date shall be paid by Seller and such bond or special assessment due or relating to the period of time from and after the Closing Date shall be paid by Purchaser. If any bond or special assessment on the Premises is payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due from and after the Closing Date).

(ii) If the Premises or any part thereof shall be or shall have been affected by any bond or special assessment on or subsequent to the Closing Date, whether or not payable in annual installments, the entire amount of such assessment shall be paid by Purchaser.

6.4.          If there are any water meters on the Premises (other than meters measuring water consumption costs which are the obligation of tenants to pay under Leases), Seller shall furnish readings as close to Closing as reasonably practicable (provided such third-parties are able to provide such meter readings), but in any event not more than five (5) days prior to Closing, and the unfixed water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings. If there is any fuel on hand, Seller shall furnish a reading, and the unfixed charges for such fuel, for the period from the date of such reading until the Closing Date shall be apportioned based upon such reading.

6.5.          The amount of any unpaid taxes, assessments, water charges, sewer taxes and rents and vault charges and taxes which Seller is obligated to pay and discharge, with interest and penalties thereon through and including the date two (2) days after the Closing Date may, at the option of Seller, be allowed to Purchaser out of the balance of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller and paid at Closing. If there are any other liens or encumbrances which Seller is paying and discharging pursuant to Section 8 of this Agreement, Seller may use any portion of the Purchase Price to satisfy the same, provided that the Title Company (as hereinafter defined) shall be willing to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, in which event such liens and encumbrances shall not be objections to title.

6.6.          (i) To the extent that Purchaser or Seller receives Rents under Leases (including monthly payments of escalation and percentage rents and “pass-throughs”) after the Closing Date, such Rents shall be distributed and applied in the following order of priority: (x) first, to Purchaser for Rents due and payable which accrue on or after the Closing Date until such tenants are current on post-Closing Rents; (y) second, to Purchaser and Seller on a prorated basis for Rents due and payable which accrue for the calendar month in which the Closing occurred; and (z) third, to Seller to the extent of all past due Rents which accrued pre-Closing.

(ii) Purchaser shall use good faith efforts to collect any and all Rents due pursuant to the Leases with respect to any period prior to Closing for a period of six (6) months thereafter, provided that Purchaser shall not be obligated to file suit or dispossess any tenant to collect same. If Seller is entitled, in accordance with the provisions of this Agreement, to all or any portion of any Rents owed by any tenant under a Lease and such tenant shall be in default of such tenant’s obligation to pay such Rents, Seller reserves the right to commence any and all appropriate legal proceedings to collect such Rents only (i) against those former tenants who no longer occupy any portion of the Premises, and (ii) after the expiration of the aforesaid six (6) month period.

6.7.          Prior to the Closing, Purchaser and Seller shall cooperate to arrange for utility services to the Premises to be discontinued in Seller’s name, as of the day immediately prior to the Closing Date, and to be reinstated in Purchaser’s name, as of the Closing Date. In the event that the foregoing cannot be effectuated, then Seller shall furnish readings of the applicable utility meters to a date not more than thirty (30) days prior to the Closing Date, and the unfixed charges, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.

6.8.          Intentionally Omitted.

6.9.          It is the intention of the parties for Seller to transfer to Purchaser concurrently with the Closing all security deposits of tenants under the Leases, together with any interest accrued on such security deposits, provided, however, Seller shall have the right to deduct from any security deposit any amount due from a tenant of the Premises pursuant to the terms of such tenant’s lease for matters arising prior to the Closing Date. To effectuate such intent, at Closing, Purchaser shall receive a credit against the Purchase Price in the amount of any such security deposits. In the event any security deposits are evidenced by letters of credit, Seller cause such letters of credit to be transferred to Purchaser effective as of the Closing Date, at Seller’s sole cost and expense.

6.10.         Intentionally Omitted.

6.11.         To the extent units become vacant at the Premises more than five (5) days prior to the Closing Date (the “Rent-Ready Date”), Seller shall cause such vacant units to be put in Rent-Ready Condition (as hereinafter defined), and if Seller fails to make such units in Rent-Ready Condition by the Closing Date, Seller shall grant Purchaser a rent-ready credit at Closing against the Purchase Price in an amount equal to Six Hundred Twenty-Five and No/100 Dollars ($625.00) (the “Rent-Ready Credit”) for each unit that is not in Rent-Ready Condition. The term “Rent-Ready Condition” shall mean the condition in which Seller currently delivers vacant units to new tenants at the Premises in Sellers’ ordinary course of business and operations, freshly painted and cleaned, with all appliances, fixtures, and equipment therein in good working order. Notwithstanding the foregoing or anything to the contrary contained herein, Seller shall have no obligation to provide a Rent-Ready Credit for any unit at the Premises which become vacant after the Rent-Ready Date.

6.12 Except as provided in Section 6.2, in the event the Closing occurs, the provisions of this Section 6 shall survive the Closing Date for six (6) months and either party shall have the right prior to expiration of such six (6) month period to require by written notice to the other that errors related to computations and calculations under this Section 6 be corrected or adjusted to reflect actual amounts, if prorations as of the Closing Date were based on estimates pursuant hereto, and the parties agree to negotiate in good faith to resolve any such errors or adjustments. Any errors or adjustments not raised prior to the expiration of such six (6) month period shall be deemed to be waived. Purchaser and Seller acknowledge and agree that the provisions of Section 37 do not apply with respect to post-closing corrections to the prorations contemplated by this Section 6.

7.          Closing Documents.

7.1.          At the Closing, Seller shall deliver to Purchaser (or the Title Company, as applicable) the following:

(a)          a Limited Warranty Deed, executed by Seller, in the form attached hereto as Exhibit F and made a part hereof (the “Deed”), duly executed by Seller and acknowledged on behalf of Seller, and if and to the extent the legal description of the Premises derived from the Updated Survey differs from the legal description set forth on Exhibit A hereto, a Quitclaim Deed conveying the as-surveyed legal description to Purchaser;

(b)          a quitclaim bill of sale, in the form attached hereto as Exhibit G and made a part hereof (the “Bill of Sale”), executed by Seller;

(c)          an assignment and assumption of leases, in the form attached hereto as Exhibit H and made a part hereof (the “Assignment and Assumption of Leases”), executed by Seller;

(d)          an assignment and assumption of Contracts, in the form attached hereto as Exhibit I and made a part hereof (the “Assignment and Assumption of Contracts”), executed by Seller;

(e)          an assignment and assumption of Intangible Property, in the form attached hereto as Exhibit J and made a part hereof (the “Assignment and Assumption of Intangible Property”), executed by Seller;

(f)          a “non-foreign person certification” that meets the requirements of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (“Code”), in the form attached hereto as Exhibit K and made a part hereof, executed by (or on behalf of) Seller;

(g)          a signed notice to the tenants of the Premises, in the form attached hereto as Exhibit L and made a part hereof (the “Notice to Tenants”), executed by Seller;

(h)          a signed notice to the third parties under the Contracts, in the form attached hereto as Exhibit M and made a part hereof (the “Notice to Contract Parties”), executed by Seller;

(i)          all forms, affidavits and certificates required to be filed in connection with the imposition and/or payment of any and all applicable federal, state, county, municipal and other transfer taxes with respect to the transactions set forth herein, including, if applicable an affidavit required by O.C.G.A. Section 48-7-128 (an “Affidavit of Seller’s Residence”) (the foregoing, collectively, the “Conveyance Tax Documents”), in proper form for submission, prepared, executed and acknowledged by Seller;

(j)          evidence of termination of the existing property management agreement and any Contracts terminated at or prior to Closing pursuant to Section 17.6;

(k)          an affidavit regarding brokers in a form reasonably satisfactory to the Title Company;

(l)          a lien waiver executed by Broker in a form reasonably satisfactory to the Title Company;

(m)          a title or owner’s affidavit as may be reasonably required by the Title Company in connection with the issuance of the title policy to Purchaser at Closing;

(n)          a written certification by Seller to Purchaser certifying that Seller's representations and warranties in Section 11 are true and correct in all material respects as of the Closing Date, except as expressly disclosed in such certificate;

(o)          a closing statement, acceptable to Seller in Seller’s sole and absolute discretion, executed by Seller;

(p)          such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by the Title Company to evidence the authorization of the transactions contemplated by this Agreement (the foregoing shall only be delivered to the Title Company);

(q)          such additional documents as may be reasonably required by Purchaser or the Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein);

(r)          to the extent same are in the possession or reasonable control of Seller or its property manager, original counterparts of all Leases and any guarantees relating thereto, and all lease files related to same;

(s)          to the extent same are in the possession or reasonable control of Seller or its property manager, all plans and specifications with respect to the Premises;

(t)          to the extent same are in the possession or reasonable control of Seller or its property manager and are transferable to Purchaser, all original licenses, certificates and permits pertaining to the Premises and required for the use or occupancy thereof;

(u)          to the extent same are in the possession or reasonable control of Seller or its property manager, keys to all entrance doors to, and equipment and utility rooms located in, the Premises, to the extent such keys are in the possession of Seller; and

(v)         to the extent same are in the possession or reasonable control of Seller or its property manager, such other documents, instruments and/or deliveries as are required to be delivered by Seller pursuant to the terms of this Agreement.

7.2.          At the Closing, Purchaser shall deliver to Seller (or the Title Company, as applicable) the following:

(a)          the Closing Funds;

(b)          the Assignment and Assumption of Leases, executed by Purchaser;

(c)          the Assignment and Assumption of Contracts, executed by Purchaser;

(d)          the Assignment and Assumption of Intangible Property, executed by Purchaser;

(e)          the Notice to Tenants, executed by Purchaser;

(f)          the Notice to Contract Parties, executed by Purchaser;

(g)          the Conveyance Tax Documents, executed and acknowledged by Purchaser, each in proper form for submission;

(h)          such documents (such as limited liability company resolutions, corporate resolutions or partnership authorizations and certified limited liability company, corporate or partnership organizational documents) as are reasonably required by Seller evidencing the authorization of the purchase of the Premises by Purchaser and the delivery by Purchaser of all of the Closing documents required by this Agreement;

(i)          such other documents as may reasonably be requested by the Title Company to evidence the authorization by Purchaser’s managers, members, partners, joint venturers, shareholders and other controlling entities of Purchaser, of the acquisition of the Premises by Purchaser;

(j)          an affidavit regarding brokers in a form reasonably satisfactory to the Title Company;

(k)          a written certification by Purchaser to Seller certifying that Purchaser's representations and warranties in Section 11 are true and correct in all material respects as of the Closing Date, except as expressly disclosed in such certificate;

(l)          a closing statement executed by Purchaser; and

(m)          such additional documents as may be reasonably required by Seller or the Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Purchaser in a manner not otherwise provided for herein).

7.3.          The acceptance of transfer of title to the Premises by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Seller to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the Closing herein.

8.          Title Insurance and Survey Matters.

8.1.          Within five (5) days after the Effective Date, to the extent in the possession or reasonable control of Seller or its property manager, Seller shall deliver to Purchaser Seller’s existing survey of the Premises (the “Existing Survey”). Purchaser may, at its sole cost, obtain and deliver to Seller (i) an update of the Existing Survey or a new survey (any such update or new survey being referred to as the “Updated Survey”) and (ii) a commitment for title insurance (the “Title Commitment”) through Chicago Title Insurance Company, c/o Fidelity National Title Group, 5565 Glenridge Drive, Suite 300, Atlanta, Georgia 30342, Attn: Chris Valentine (chris.valentine@fntg.com) (the “Title Company”) with respect to the Premises. The Existing Survey or the Updated Survey, as applicable, are referred to herein individually or collectively as the “Survey”. If the Title Commitment or Survey discloses exceptions to title which are unacceptable to Purchaser (any such exception being referred to herein as an “Unpermitted Title/Survey Matters”), then Purchaser shall have the right to give Seller notice of any such Unpermitted Title/Survey Matters (“Purchaser’s Title/Survey Objection Notice”) on or prior to the date that is seven (7) Business Days prior to the expiration of the Due Diligence Period (the “Title/Survey Objection Out Date”). Any matters revealed by the Title Commitment and/or Survey, other than Monetary Liens (as defined herein) and matters which can be removed by Seller’s delivery of a title or owner’s affidavit reasonably satisfactory to the Title Company, which are not objected to by Purchaser on or prior to the Title/Survey Objection Out Date shall be deemed “Permitted Title/Survey Exceptions”. In addition, any matters revealed by the Title Commitment and/or Survey that do not constitute Unpermitted Title/Survey Matters shall constitute Permitted Title/Survey Exceptions. Seller shall have five (5) Business Days following the receipt of any such notice in which to give Purchaser notice (the “Seller’s Title/Survey Response”) that Seller will either (a) cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey or insured against by the Title Company or (b) not cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey or insured against by the Title Company. If Seller gives notice pursuant to clause (a) above, then Seller will cause such Unpermitted Title/Survey Matter(s) to be deleted from the Title Commitment or Survey or cause such Unpermitted Title/Survey Matter(s) to be insured against by the Title Company prior to the Closing Date. If Seller (i) fails to deliver the Seller’s Title/Survey Response to Purchaser within said five (5) Business Day period, or (ii) gives notice pursuant to clause (b) above, then Purchaser shall give written notice to Seller prior to the expiration of the Due Diligence Period either (x) terminating this Agreement (in which event the provisions of Section 9 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such Unpermitted Title/Survey Matter(s). If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) above prior to expiration of the Due Diligence Period, then Purchaser shall be deemed to have elected under clause (y) above. If Purchaser elects (or is deemed to have elected) under clause (y) above in accordance with the foregoing, then any Unpermitted Title/Survey Matters previously objected to by Purchaser shall become Permitted Title/Survey Exceptions. Purchaser acknowledges that Seller shall be entitled to deliver Seller’s notice under clause (a) or clause (b) above in Seller’s sole and absolute discretion subject to the provisions of Section 8.3 of this Agreement and that Purchaser shall be required to accept title to the Premises subject to all Permitted Title/Survey Exceptions. Notwithstanding anything to the contrary contained herein, in the event Purchaser fails to submit objections with respect to Title/Survey Matters within the time period set forth above, then Purchaser will be deemed to have waived its right to object to matters appearing on the Title Commitment (or update thereto) or any Updated Survey (or update thereto) pursuant to Section 8.1 or Section 8.2.

8.2.          Except as provided in Section 8.1 above, in the event that any update of the Title Commitment or the Survey shows any new matters or conditions which are both (A) not included within the list of Existing Title/Survey Matters shown on Exhibit N attached hereto and made a part hereof and are not Permitted Title/Survey Exceptions, and (B) material and adverse to Purchaser in Purchaser’s reasonable judgment, Purchaser shall have the right to object to same by delivering notice (each such notice, a “Purchaser’s Title/Survey Update Notice”) thereof to Seller prior to the date that is the earlier of (X) the Closing Date or (Y) the date that is five (5) Business Days after Purchaser receives such update of the Title Commitment or the Survey (and if Purchaser fails to deliver such notice within such five (5) Business Day (or shorter) period, then Purchaser shall be deemed to have accepted such matters or conditions as Permitted Title/Survey Exceptions). Seller shall have five (5) Business Days following the receipt of any Purchaser’s Title/Survey Update Notice (and if the expiration of such five (5) Business Day period is after the Closing Date, then, at the option of Seller, the Closing shall be adjourned to the date three (3) Business Days after the expiration of such five (5) Business Day period) in which to give Purchaser notice (each such notice, a “Seller’s Title/Survey Update Response”) that Seller will either (a) cause such new matter or condition to be deleted from the Title Commitment or Survey or insured against by the Title Company, as the case may be, or (b) not cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey, or insured against by the Title Company, as the case may be. If Seller gives a Seller’s Title/Survey Update Response pursuant to clause (a), then Seller will cause such new matter or condition to be deleted from the Title Commitment or Survey or insured against by the Title Company, as the case may be, to occur on or prior to the Closing Date (as same may be adjourned pursuant to the foregoing provisions of this Section 8.2), and Seller’s failure to cure such matters as just described shall constitute a default by Seller hereunder. If Seller (i) fails to give any Seller’s Title/Survey Update Response within said five (5) Business Day period, or (ii) gives notice pursuant to clause (b), then Purchaser will deliver written notice to Seller on or before the earlier of (I) one (1) Business Day prior to the Closing Date (as same may be adjourned pursuant to the foregoing provisions of this Section 8.2) or (II) the date that is three (3) Business Days following the earlier of the expiration of such five (5) Business Day period or the delivery of the Seller’s Title/Survey Update Response, either (x) terminating this Agreement (in which event the provisions of Section 9 of this Agreement shall apply to such termination) or (y) waiving the right to terminate this Agreement as a result of any such new matter or condition. If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (x) within said three (3) Business Day (or shorter) period, then Purchaser shall be deemed to have elected under clause (y) above. If Purchaser elects to waive the right (or is deemed to have elected to waive the right) to terminate this Agreement pursuant to clause (y) above, then any new matter or condition previously objected to by Purchaser shall become Permitted Title/Survey Exceptions.

8.3.          Notwithstanding anything contained herein to the contrary, except as specified in this Section 8.3, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to cure any title or survey objection, provided, however, notwithstanding the foregoing, Seller shall cause to be removed as exceptions to title or insured against by the Title Company the liens of any mortgages or deeds of trust of Seller and any and all judgment liens, tax liens and mechanics’ and materialmens’ liens caused by, through, or under Seller, which encumber or otherwise affect the Premises (collectively, “Monetary Liens”), whether or not same are included in Purchaser’s Title/Survey Objection Notice or Purchaser’s Title/Survey Update Notice.

9.          Disposition of Downpayment.

If (a) Purchaser is entitled to and does elect to terminate this Agreement in accordance with the provisions of Sections 8, 11, 14, or 35 of this Agreement or (b) Seller is entitled to and does elect to terminate this Agreement in accordance with the provisions of Section 21.2 of this Agreement, then Seller and Purchaser shall direct Escrow Agent to refund to Purchaser the Downpayment (or such portion thereof as shall have been deposited with Escrow Agent). Upon such delivery of the Downpayment to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except for the Post-Termination Obligations (as hereinafter defined), which shall survive such termination.

10.         Defaults and Remedies.

10.1         If Purchaser shall default hereunder (including, without limitation, a default hereunder based on a breach or breaches by Purchaser of Purchaser’s Representations (as hereinafter defined) that is discovered prior to the Closing) or shall fail or refuse to perform Purchaser’s obligation to purchase the Premises in accordance with this Agreement, Seller, as Seller’s sole remedy (except as provided in this Section 10), shall have the right to cause Escrow Agent to deliver to Seller the Downpayment, as and for Seller’s liquidated damages (the parties hereto acknowledging that it would be difficult or impossible to accurately ascertain the amount of Seller’s damages), whereupon this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement other than the Post-Termination Obligations, which shall survive such termination. Notwithstanding the foregoing, the liquidated damages limitation set forth above shall (a) not limit or otherwise prevent Seller from receiving any amounts owed under Section 32 of this Agreement, (b) have no application to any claim made by Seller against Purchaser based on Purchaser’s obligations under the Post-Termination Obligations, and in the event Seller has a claim against Purchaser based on any such Post-Termination Obligation, Seller shall be entitled to recover damages for such claim in addition to retention of the Downpayment and (c) not limit or otherwise prevent Seller from receiving any prejudgment interest (statutory or otherwise) awarded by a court in addition to retention of the Downpayment and any amounts owed under Section 32 of this Agreement. Notwithstanding anything to the contrary herein, in no event shall Purchaser be liable to Seller for any direct, punitive, speculative or consequential damages.

10.2         If Seller shall default hereunder or shall fail or refuse to perform Seller’s obligation to convey title to the Premises in accordance with this Agreement, Purchaser, as Purchaser’s sole remedy may either:

(a)          terminate this Agreement and receive a refund of the Downpayment, whereupon this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement other than the Post-Termination Obligations, which shall survive such termination; or

(b)          provided that Purchaser is not otherwise in default under this Agreement, bring an action against Seller to seek specific performance of Seller’s obligations hereunder within thirty (30) days of the scheduled Closing Date. Such action for specific performance will not be construed to require Seller to cure any title defect (except as specifically provided in Section 8.3 of this Agreement). Notwithstanding anything to the contrary in this Agreement, if Purchaser elects to pursue the equitable remedy of specific performance and, due to the wrongful or intentional act of Seller, such remedy is not available, Purchaser may seek any other right or remedy available at law or in equity except as otherwise limited by this Agreement. The foregoing shall (a) not limit or otherwise prevent Purchaser from receiving any amounts owed under Section 32 of this Agreement, (b) have no application to any claim made by Purchaser against Seller based on Seller’s obligations under the Post-Termination Obligations, and in the event Purchaser has a claim against Seller based on any such Post-Termination Obligation, Purchaser shall be entitled to recover damages for such claim in addition to any remedies set forth above.

If Purchaser believes that Seller has defaulted as aforesaid on or prior to the Closing Date, then Purchaser shall be required to elect one (1) of the remedies set forth in either Section 10.2(a) or Section 10.2(b) on or prior to the Closing Date and if Purchaser fails to make such an election same shall conclusively mean that Purchaser has determined to proceed under Section 10.2(a) of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event that Purchaser has actual knowledge that Seller has defaulted in any respect under this Agreement on or prior to the Closing Date and nonetheless proceeds to Closing, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such pre-Closing default. For the avoidance of doubt, Purchaser and Seller acknowledge that a breach of Seller’s Representations that is alleged by Purchaser under this Agreement shall not be deemed to fall within this Section 10 (it being acknowledged that Purchaser’s remedies in respect thereof are as set forth in Section 11 of this Agreement).

11.        Representations.

11.1.        Seller hereby represents and warrants to Purchaser that as of the Effective Date:

(a)          Seller is a limited liability company duly organized and in good standing under the laws of the State of Delaware, and is in good standing under the laws of the State where the Premises are located;

(b)          the execution, delivery and performance of this Agreement by Seller (i) are within Seller’s corporate, partnership, limited liability company or other applicable powers and (ii) have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable action;

(c)          except with respect to Purchaser, Seller has not granted to any Person any option or other right to purchase the Premises or any portion thereof;

(d)          Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension or readjustment of its indebtedness, (iii) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of Seller or any of its property or any part thereof, or (iv) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same;

(e)          There are no pending eminent domain or condemnation proceedings, or other governmental taking of the Premises or any part thereof, and, to the actual knowledge of Seller, no such proceedings have been threatened with respect to the Premises;

(f)          Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

(g)          Except as set forth on Exhibit E attached hereto, to Seller’s actual knowledge, Seller has not received any written notice that the Premises is currently in violation of any applicable zoning, building, fire or other safety laws or regulations;

(h)          Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Seller is a party. Except as set forth in this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement;

(i)          To Seller’s actual knowledge as of the Effective Date, the rent roll attached hereto as Exhibit B (the “Rent Roll”) is true and correct in all material respects as of the date stated therein. Seller shall deliver to Purchaser an updated Rent Roll dated within five (5) Business Days of Closing and shall reaffirm the representation set forth in this subparagraph (i) with respect to such Rent Roll. No written notices of default have been sent or received by Seller except as contained in the lease files made available to Purchaser. Except in connection with any existing mortgage financing, Seller has not assigned any of its rights under any of the Leases which will be in effect as of the Closing. To Seller’s knowledge, no locator or brokerage fees are due and owing by Seller with respect to the Premises or any of the Existing Leases;

(j)          Other than litigation disclosed in Exhibit P hereto, to Seller’s actual knowledge there is no pending and served (nor has Seller received any written notice of any threatened) action, litigation, unsatisfied order or judgment, government investigation, zoning or other legal proceeding against the Premises or against Seller with respect to the Premises which, if determined adversely to Seller or the Premises, would adversely affect the Premises or the ability of Seller to perform its material obligations hereunder;

(k)          To Seller’s actual knowledge, Seller has not entered into or assumed any service or equipment leasing or other similar contracts relating to the Premises that may be binding on Purchaser or the Premises after the Closing, except for the Existing Contracts disclosed on Exhibit D hereto (subject to Purchaser’s right to request termination and any restrictions on assignment contained therein). To Seller’s actual knowledge, Seller is not in monetary default and neither party has given written notice of any existing material non-monetary default under the Existing Contracts;

(l)          Except as disclosed to Purchaser in writing prior to the date hereof, to Seller’s actual knowledge Seller has not received any written notice from any governmental entity having jurisdiction over the Premises to the effect that the Premises is not in compliance with any laws relating to hazardous materials, other than notices of non-compliance that have been remedied, nor, to Seller’s knowledge, is there any condition in, on or around the Premises which violates any laws relating to hazardous materials;

(m)          Seller is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA/the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plan; and

(n)          Seller does not have any employees;

11.2.        Purchaser hereby represents and warrants to Seller that, as of the Effective Date:

(a)          Purchaser has not paid or agreed to pay any consideration to Seller or to any agent or representative of Seller in order to induce Seller to enter into this Agreement;

(b)          Purchaser is a limited liability company, validly existing, duly organized and in good standing under the laws of the state of its organization and is (or will be by Closing) in good standing under the laws of the State where the Premises are located;

(c)          the execution, delivery and performance of this Agreement by Purchaser (i) are within Purchaser’s corporate, partnership, limited liability company or other applicable powers, and (ii) have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable action;

(d)          Purchaser is not and is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA/the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, of any such employee benefit plan or plan.

(e)          Purchaser is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC (as hereinafter defined), and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither: (i) Purchaser, any Affiliate of Purchaser or any Person controlled by Purchaser; nor (ii) any Person who owns a controlling interest in or otherwise controls Purchaser; nor (iii) if Purchaser is a privately held entity, any Person otherwise having a direct beneficial interest (other than with respect to an interest in a publicly traded entity) in Purchaser; nor (iv) any Person for whom Purchaser is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List (as hereinafter defined), or is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC. For the purposes of this Section 11.2(e), “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and “OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC), and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; and

(f)          If applicable, Purchaser is a Permitted Assignee (as hereinafter defined) or an Affiliated Assignee (as hereinafter defined).

11.3.          (a) Each of the representations and warranties set forth in Section 11.1 of this Agreement (collectively, “Seller’s Representations”) shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of the Closing Date; provided, that, at the Closing, Seller may submit to Purchaser one (1) or more schedules, certified by Seller as true and correct as of the Closing Date, which modify or update any of Seller’s Representations, or any exhibits referred to therein, to reflect matters, if any, which arose subsequent to the Effective Date, and, if and only if Purchaser has not elected to terminate this Agreement as a result of such changes pursuant to Section 11.3(b), Seller’s Representations shall be deemed to have been remade with the changes, if any, set forth in such schedule or schedules.

(b)          If on or prior to Closing, Seller’s Representations, as made as of the Effective Date, are actually known by Purchaser to be untrue in any material respect as of the Effective Date, or if Seller’s Representations, as remade on the Closing Date under Section 11.3(a) or otherwise, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date, then Purchaser may, at Purchaser’s option and as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring any action against Seller for damages arising therefrom), either (i) terminate this Agreement by notice in writing to Seller, in which event (subject to the provisions of this Section 11.3) the provisions of Section 9 of this Agreement shall apply to such termination, or (ii) waive the same, in which case Purchaser and Seller shall close the transaction without any increase or abatement of the Purchase Price; provided, however, that Purchaser shall have no right under subsection (i) above to terminate this Agreement as a result of any modification to or updating of Seller’s Representations to reflect:

(w)          Leases or Contracts, or amendments, modifications or renewals of same, as approved in accordance with Section 18 herein;

(x)          changes after the Effective Date to the list of Leases that arise in the ordinary course of business after the Effective Date (it being expressly acknowledged and agreed by Purchaser that the risk of changes to the list of Leases or the leasing status of the Premises, for any reason after the Effective Date is Purchaser’s risk and no such change is intended to grant Purchaser any right to terminate this Agreement or obtain any damages from Seller);

(y)          changes after the Effective Date to the schedule of litigation set forth in Exhibit P to reflect any additions or deletions other than litigation that, if adversely determined, would (i) affect title to the Premises, (ii) materially and adversely affect the value of the Premises, or (iii) seek to restrain or prevent the sale of the Premises to Purchaser;

(z)          condemnation or eminent domain proceedings commenced after the Effective Date (it being agreed that Purchaser’s rights in respect of condemnation and eminent domain proceedings are governed by Section 14 below); or

(aa)         actions that Seller is not prohibited from taking pursuant to the terms of this Agreement.

(c)          Notwithstanding the provisions of Section 11.3(b) of this Agreement, if, within five (5) days after the delivery of Purchaser’s notice terminating this Agreement pursuant to Section 11.3(b), Seller delivers written notice to Purchaser of Seller’s intention to cure, then Purchaser’s notice of termination shall be without effect and Seller shall cause such untrue Seller’s Representation to be corrected at or before Closing (and Seller shall be entitled to adjourn the Closing Date one or more times (but for not more than ten (10) days in the aggregate) to effectuate such cure). If Seller fails to effectuate such cure on or before the Closing Date (as same may have been adjourned), then Purchaser shall have the right at Closing, as Purchaser’s sole remedy (Purchaser specifically waiving any right to bring an action against Seller for damages arising therefrom), to either (i) terminate this Agreement by notice in writing to Seller, in which event (subject to the provisions of this Section 11.3) the provisions of Section 9 of this Agreement shall apply to such termination, or (ii) waive the same, in which case Purchaser and Seller shall close the transaction without any increase or abatement of the Purchase Price.

(d)          If (i) on or prior to the Closing Date, Purchaser delivers notice to Seller that any Seller’s Representations were or have become false in any material respect as hereinabove provided and/or (ii) on or prior to the date to which Seller adjourns the Closing pursuant to Section 11.3(c) above, Seller has elected to cure any then-untrue Seller’s Representations, then Purchaser shall be required to elect one of the remedies set forth in Section 11.3(b) or Section 11.3(c) (as applicable). If Purchaser fails to make such an election on or prior to the Closing Date, same shall conclusively mean that Purchaser has determined to proceed under clause (ii) of Section 11.3(b) above or clause (ii) of Section 11.3(c) above (as applicable). In the event that Purchaser has actual knowledge that any of Seller’s Representations are untrue in any material respect prior to the Closing Date and nonetheless proceeds to Closing, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such untrue nature of such Seller’s Representation(s).

11.4.          Seller’s Representations (including those modified or updated by Seller in accordance with the provisions of Section 11.3 of this Agreement) shall survive the Closing for a period of six (6) months. Each of the representations and warranties set forth in Section 11.2 of this Agreement (collectively, “Purchaser’s Representations”) shall be deemed to have been remade at and as of the Closing Date with the same force and effect as if first made on and as of the Closing Date. Purchaser’s Representations shall survive the Closing for a period of six (6) months.

11.5.          If any of Purchaser’s Representations or Seller’s Representations is discovered to be untrue in any material respect after Closing, and a claim is asserted within the time periods set forth in Section 11.4 of this Agreement, then Seller or Purchaser, as the case may be, shall, subject to the provisions of Sections 19 and 37 of this Agreement, have the right to pursue any and all remedies available against Purchaser or Seller, as the case may be, as a result of such inaccuracy.

11.6.          Intentionally Omitted.

11.7.          For purposes of this Agreement, (a) the term “to the actual knowledge of Seller” and words of similar import, shall mean the actual knowledge of Kevin Pleasant, who Seller represents is an authorized representative of Seller with respect to the Premises, and the person with the actual knowledge about Seller’s ownership, use and operation of the Premises and the condition thereof, without any obligation to make inquiry of any kind other than those which he would make in the performance of his duties in the just-described capacity, and (b) the term “to the actual knowledge of Purchaser” and words of similar import, shall mean the actual knowledge of Josh Champion. The knowledge parties referenced in this Section shall have no personal liability under this Agreement.

12.         Fixtures and Personal Property.

All of Seller’s right, title and interest in and to all fixtures, machinery, equipment and other articles of personal property, except the Excluded Personal Property, attached or appurtenant to, or used in connection with, the Premises are included in this sale. The parties agree that the Purchase Price shall be allocated among the Personal Property, Land and Improvements in the manner set forth on Exhibit Q and each party agrees not to take a position inconsistent with such allocation in connection with any tax filing.

13.         Brokers.

13.1.          Purchaser represents and warrants that Purchaser has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than Apartment Realty Advisors of Georgia, Inc., a Georgia corporation (“Broker”), and Purchaser hereby indemnifies and holds harmless Seller and each Seller Exculpated Party (as hereinafter defined) from any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation.

13.2.          Seller represents and warrants that Seller has not dealt with any broker, agent, finder or similar party in connection with the transaction contemplated hereby other than Broker, and Seller hereby indemnifies and holds harmless Purchaser from any liability, cost or expense (including, without limitation, reasonable attorneys’ fees and costs of enforcement of the foregoing indemnity) arising out of the falsity of the foregoing representation. Seller agrees to pay Broker a commission pursuant to a separate agreement.

13.3.          The provisions of this Section 13 shall survive the Closing or any earlier termination of this Agreement.

14.         Condemnation and Destruction.

14.1.          If, prior to the Closing Date, a Non-Material Taking (as hereinafter defined) occurs, then (i) Seller shall promptly notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing, Purchaser shall accept the Premises subject to such Non-Material Taking or so much of the Premises as remains after such Non-Material Taking, as the case may be, with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all awards for such Non-Material Taking, or, if Seller has already received such awards, the amount of such awards shall be credited to Purchaser towards the Purchase Price at Closing. If, prior to the Closing Date, a Material Taking (as hereinafter defined) occurs, then (a) Seller shall promptly notify Purchaser of such fact and (b) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the earlier of the Closing Date or the date ten (10) days after it receives such notice from Seller. In the event that Purchaser fails to exercise such termination right within such ten (10) day (or shorter) period, Purchaser shall be deemed to have waived such termination right, in which event (x) Purchaser shall not have any right or option to terminate this Agreement due to such Material Taking and this Agreement shall continue in effect, (y) at the Closing, Purchaser shall accept the Premises subject to such Material Taking or so much of the Premises as remains after such Material Taking, as the case may be, with no abatement of the Purchase Price, and (z) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all awards for such Material Taking, or, if Seller has already received such awards, the amount of such awards shall be credited to Purchaser towards the Purchase Price at Closing. In the event that Purchaser delivers a notice of termination within such ten (10) day (or shorter) period, the provisions of Section 9 of this Agreement shall apply to such termination. During the pendency of this Agreement, Seller shall not settle, adjust or compromise any awards with respect to any Taking without first obtaining Purchaser’s prior written consent, which Purchaser may withhold in its reasonable discretion.

14.2.        If, prior to the Closing Date, a Non-Material Casualty (as hereinafter defined) occurs, then (i) Seller shall promptly notify Purchaser of such fact, (ii) Purchaser shall not have any right or option to terminate this Agreement and this Agreement shall continue in effect, (iii) at the Closing Purchaser shall accept the Premises in the then “as is” condition of such Premises with no abatement of the Purchase Price, and (iv) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all insurance proceeds payable in connection with such Non-Material Casualty, and Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable in connection with such insurance proceeds. If, prior to the Closing Date, a Material Casualty (as hereinafter defined) occurs, then (a) Seller shall promptly notify Purchaser of such fact and (b) Purchaser shall have the right to terminate this Agreement by delivering notice of such termination to Seller on or before the earlier of the Closing Date or the date ten (10) days after it receives such notice from Seller. If Purchaser fails to exercise such termination right within such ten (10) day (or shorter) period, Purchaser shall be deemed to have waived such termination right, in which event (x) Purchaser shall not have any right or option to terminate this Agreement due to such Material Casualty and this Agreement shall continue in effect, (y) at the Closing Purchaser shall accept the Premises in the then “as is” condition of the Premises with no abatement of the Purchase Price, and (z) at the Closing, Seller shall assign and turn over to Purchaser, and Purchaser shall be entitled to receive and keep, all of Seller’s interest in and to all insurance proceeds payable in connection with such Material Casualty, and Purchaser shall receive a credit against the Purchase Price at the Closing in the amount of any loss deductible payable in connection with such insurance proceeds. In the event that Purchaser delivers a notice of termination within such ten (10) day (or shorter) period, then the provisions of Section 9 of this Agreement shall apply to such termination. During the pendency of this Agreement, Seller shall not settle, adjust or compromise any insurance proceeds with respect to any Casualty without first obtaining Purchaser’s prior written consent, which Purchaser may withhold in its reasonable discretion.

14.3.        Notwithstanding anything to the contrary set forth in this Section 14, Seller shall have no obligation to repair any damage or destruction to the Premises caused by any Casualty or to otherwise restore the Premises after any Taking, and Seller shall have no other obligation or liability of any kind or nature in respect of any Casualty or Taking affecting the Premises; provided, however, that as a condition to Purchaser’s obligations under this Agreement, Seller acknowledges and agrees that each unit on the Premises that is currently not in operation as of the Effective Date due to casualty or damage (each a “Downed Unit” and collectively, the “Downed Units”) shall be repaired and restored, at Seller’s sole cost and expense, at or prior to Closing. Notwithstanding the foregoing to the contrary, in no event shall Seller be obligated to expend more than Five Thousand and 00/100 Dollars ($5,000) in connection with repairs to a Downed Unit. For the purposes hereof, a Downed Unit shall be deemed repaired and restored if it meets the requirements of a unit in “Rent-Ready Condition” as defined in Section 6.11 above.

14.4.      As used herein, the following terms shall have the following meanings:

“Casualty” means the destruction of all or a portion of the Premises by fire or other casualty.

“Material Casualty” means a Casualty affecting more than five percent (5%) of the units at the Premises.

“Material Taking” means a Taking affecting more than five percent (5%) of the Premises or if the Taking would materially impede access to the Premises or reduce available parking materially below that which is required by laws or any agreement applicable to the Premises, or otherwise cause the Premises to no longer be materially compliant with applicable zoning and use regulations.

“Non-Material Casualty” means any Casualty other than a Material Casualty.

“Non-Material Taking” means any Taking other than a Material Taking.

“Taking” means any taking of any portion of the Premises by condemnation or eminent domain.

15.         Escrow.

15.1.        Escrow Agent shall deposit the Deposit in an escrow account in a federally insured institution.

15.2.        If the Closing takes place, Escrow Agent shall deliver the Downpayment to, or upon the instructions of, Seller at the Closing.

15.3.        If Purchaser or Seller terminates this Agreement pursuant to the provisions of Section 9 of this Agreement or if the Closing does not take place under this Agreement by reason of the failure of Purchaser or Seller to comply with Purchaser’s or Seller’s obligations, as applicable, hereunder, then Escrow Agent shall pay the Downpayment as required by the terms of this Agreement, provided, however, that notwithstanding the foregoing, Escrow Agent shall not pay over the Downpayment to any party hereunder unless and until the following procedure is complied with:

(a)          the party requesting disbursement of the Downpayment (the “Requesting Party”) shall deliver notice to Escrow Agent and the other party hereto requesting such disbursement;

(b)          within two (2) Business Days after receipt of such notice of request, Escrow Agent shall deliver notice to all other parties hereto stating that the Requesting Party has requested such disbursement (and including a copy of the Requesting Party’s notice);

(c)          within ten (10) days after receipt of Escrow Agent’s notice, the non- requesting party shall either (i) agree to permit such disbursement by Escrow Agent, or (ii) inform Escrow Agent that the non-requesting party does not agree to permit such disbursement;

(d)          if the non-requesting party acts under clause (i) of Section 15.3(c), then Escrow Agent shall make the disbursement as requested by the Requesting Party;

(e)          if the non-requesting party acts under clause (ii) of Section 15.3 (c), then Escrow Agent shall not make any disbursement except as provided in Section 15.5 of this Agreement; and

(f)          if the non-requesting party fails to respond during the foregoing ten (10) day period, same shall be deemed to be the response of the non-requesting party under clause (i) of Section 15.3(c) on the last day of such ten (10) day period.

Notwithstanding the foregoing to the contrary, if Purchaser terminates this Agreement in accordance with its right to do so pursuant to Section 35, then Escrow Agent shall promptly pay over the Downpayment to Purchaser without first satisfying the procedure set forth above.

15.4.        It is agreed that;

(a)          the duties of Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence, as long as Escrow Agent has acted in good faith;

(b)          in the performance of Escrow Agent’s duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either or both of the parties or their successors;

(c)          Escrow Agent may assume that any Person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so;

(d)          Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Seller and Purchaser, and to the extent such modification, cancellation or rescission of this Agreement would affect Escrow Agent’s rights or obligations under this Agreement, by Escrow Agent;

(e)          Seller and Purchaser shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys’ fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with Escrow Agent’s acceptance of, or the performance of Escrow Agent’s duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement; and

(f)           Seller and Purchaser each hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith without gross negligence or willful misconduct in the performance of Escrow Agent’s duties hereunder.

15.5.        Escrow Agent is acting as a stake-holder only with respect to the Downpayment. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Downpayment or as to whom the proceeds of the Downpayment are to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent shall hold the Downpayment until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Downpayment, or, in the absence of such authorization, Escrow Agent shall hold the Downpayment, until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination have not begun within ninety (90) days after the date Escrow Agent receives written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Downpayment in court, pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Downpayment, or if the Downpayment is split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Seller and Purchaser, based upon the amount of Downpayment received by each. Upon making delivery of the Downpayment, in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder.

15.6.        Escrow Agent has executed this Agreement solely to confirm (i) receipt of the Deposit and (ii) that Escrow Agent, upon receipt thereof, will hold the Downpayment in escrow, pursuant to the provisions of this Agreement.

16.         Closing Costs.

Purchaser shall pay (a) all title insurance premiums (including any and all premiums charged by the Title Company for endorsements and affirmative coverages to the title policy, with the exception of any costs charged or incurred with respect to objections which Seller has agreed to or is required to cure pursuant to Section 8) and all other title insurance company charges and all survey costs in connection with the transaction contemplated by this Agreement, (b) fifty percent (50%) of any escrow fees charged by Escrow Agent, (c) all due diligence costs, and (d) all recording fees and charges for the Deed other than Conveyance Taxes (as defined below). Seller shall pay (x) all state, county, municipal and/or local conveyance taxes with respect to the transaction contemplated by this Agreement (collectively, the “Conveyance Taxes”), (y) fifty percent (50%) of any escrow fees charged by Escrow Agent, and (z) any costs or expenses required to cure objections which Seller has agreed to cure pursuant to Section 8. Each party hereto shall pay such party’s own legal fees and all of such party’s other expenses in connection with this transaction.

17.         Seller’s Covenants.

Seller agrees as follows:

17.1.          Subject to this Section 17, between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller will lease, operate, manage (or cause to be managed) and maintain the Premises and will provide or cause to be provided substantially such services with respect to the Premises that have been provided by Seller in the past in accordance with Seller’s customary practice, substantially the same as if Seller did not intend to transfer the Premises.

17.2.          Between the Effective Date and the Closing Date or earlier termination of this Agreement, Seller will maintain casualty and liability insurance with respect to the Premises (which insurance may be effected under a blanket policy or policies of insurance) in accordance with Seller’s past practice.

17.3.          Between the Effective Date and the Closing Date or earlier termination of this Agreement, subject to Section 34 of this Agreement, Seller will make all books, records, billing information, Leases, Contracts and other documents relating to the operation of the Premises available to Purchaser and Purchaser’s accountants, attorneys and other third party consultants, upon advance written request therefor, and will permit Purchaser’s accountants, attorneys and other third party consultants to examine the same, during regular business hours, at Purchaser’s sole cost and expense, provided, however, notwithstanding the foregoing, Seller shall not be required to make available to Purchaser any of the foregoing to the extent that same (i) constitutes privileged information pertaining to any potential or existing litigation or other proceeding or (ii) constitutes confidential information prepared by Seller pertaining to the Premises (including internal evaluations, appraisals, reports or other documentation and information pertaining to the business relationships among the members comprising Seller). The making available to Purchaser of the foregoing shall in no event be deemed to constitute a representation by Seller as to the accuracy, correctness or completeness thereof.

17.4.          Between the Effective Date and the Closing Date or earlier termination of this Agreement, subject to the rights of all tenants and other occupants of the Premises, Seller will permit Purchaser and Purchaser’s engineers, at Purchaser’s sole cost and expense, to inspect the Premises and all portions thereof from time to time upon reasonable advance request therefor and accompanied by a representative of Seller; provided, however, Purchaser will not be permitted to perform any such inspection unless and until Purchaser delivers to Seller reasonably satisfactory evidence, in the form of a properly completed Certificate of Insurance, that Purchaser has obtained such insurance as Seller shall reasonably require in connection with any such inspection, which insurance shall name Seller and Seller’s managing agent as additional insureds (it being agreed by Purchaser that such insurance shall include (i) policies of workers’ compensation and employers’ liability for all employees of Purchaser with a Waiver of Subrogation in favor of all of the Sellers legal entities with an interest in the Premises, (ii) commercial general liability insurance which insure Purchaser and Purchaser’s Representatives (as hereinafter defined) with liability insurance limits of not less than $3,000,000 combined single limit per occurrence and in the aggregate for personal injury and property damage, coverage shall be on a per location/project basis and shall be primary and noncontributory, include all of the Sellers legal entities as Additional Insured’s for both Premises Operations and/or Products and/or Completed Operations, and (iii) pollution legal liability coverage of not less than $3,000,000 per claim/annual aggregate for any of Purchaser’s environmental consultants). In no event shall Purchaser be permitted to conduct any drilling or other invasive testing of the Premises without the prior written consent of Seller. Purchaser hereby agrees to repair and restore any portion of the Premises damaged or otherwise disturbed as a result of any inspection of the Premises by Purchaser and, in addition, hereby indemnifies and holds harmless Seller and each Seller Exculpated Party from and against any and all damages, demands, claims, losses, liabilities, costs (including the cost of remediation, if necessary) and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the enforcement of the foregoing indemnity) incurred by Seller and any Seller Exculpated Party by reason of or in connection with any entry onto, or inspection of, the Premises by Purchaser or Purchaser’s agents, employees, representatives or contractors in connection therewith (except to the extent arising from (y) the mere discovery of existing conditions that are not exacerbated by Purchaser or its agents, or (z) the gross negligence or willful misconduct of Seller or any Seller Exculpated Party), which indemnity shall survive the Closing or earlier termination of this Agreement. This Agreement is enforceable to the maximum available protection under Georgia State Law. In addition, the Purchaser shall obtain and provide proof of Business Auto Liability coverage at the same $3,000,000 limit which will include all of the Seller’s entities and affiliates as additional insured’s and include a Waiver of Subrogation in favor of these same entities and include Owned, Non-Owned and Hired Business Auto Liability protection.

All insurance requirements in this Agreement are required to be passed on to each and every third party or subcontractor of the Purchaser and must be applicable to their insurance coverage as well as the Purchaser.

17.5.          Between the Effective Date and the Closing Date, Seller will cause the Premises to materially comply with applicable law and cause to be performed all normal operational repairs required to be made to the Premises in order to maintain the Premises in the condition of the Premises as of the Effective Date, reasonable wear and tear and natural deterioration and damage by fire or other casualty or condemnation excepted, provided that the foregoing shall not have the effect of requiring Seller to make any repairs or replacements of a capital nature to the Premises.

17.6         Between the Effective Date and the Closing Date, Seller shall terminate any terminable Contract promptly after receiving written notice from Purchaser requesting such termination; provided, however, that Purchaser acknowledges and agrees that: (i) all costs and expenses associated with any such termination shall be paid by Purchaser; (ii) any such termination may be conditioned on the completion of the Closing; and (iii) any such termination shall be effective only after expiration of any notice or grace period specified in the provisions of the applicable Contract (which may not occur until after the Closing).

17.7         Between the Effective Date and the Closing Date, Seller shall promptly deliver to Purchaser any written notices of alleged material violations of applicable law with respect to the Premises received by Seller.

17.8         Commencing on the Effective Date and continuing through the Closing Date, Seller shall deliver to Purchaser the following items with respect to the Premises on a weekly basis: (i) all tenant correspondence regarding lease renewals; (ii) an updated Rent Roll; and (iii) reports detailing unit availability, lease expirations, lease renewals and new leases (collectively, the “Weekly Reports”).

18.         Approval of Leases and Contracts.

18.1.          Seller shall continue to lease the Premises in the ordinary course of business, consistent with its past leasing practices, the same as if this Agreement had not been entered into by the parties; provided, however, that, notwithstanding Seller’s past practices or anything else in this Agreement to the contrary, in no event shall Seller (x) enter into any new Lease or amend or otherwise modify any Existing Lease to provide for (i) rents on less than fair market rates, (ii) rent concessions, abatements or other tenant inducements, other than one-time inducements which are paid for up-front by Seller, at Seller’s sole cost and expense, or (iii) a term of less than six (6) months or more than fifteen (15) months without, in each instance, first obtaining Purchaser’s prior written approval of same, which approval Purchaser may withhold in its reasonable discretion.

18.2.          Seller shall not enter into, materially modify or terminate any additional service or equipment leasing contracts or other similar agreements relating to the Premises or materially modify or terminate any of the Contracts without Purchaser’s written consent, which approval Purchaser may withhold in its reasonable discretion; provided, however, that Seller shall not be required to obtain Purchaser’s consent to any contracts entered into after the Effective Date in response to an emergency situation at the Premises (including, for example, any condemnation or casualty affecting the Premises). If Purchaser fails to notify Seller in writing of Purchaser’s objections within five (5) Business Days of Purchaser’s receipt of the proposed modification, termination or new contract terms requiring Purchaser’s approval hereunder (and a request for Purchaser’s approval), then Purchaser shall be deemed to have approved the same.

19.         Non-Liability.

Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of either party nor any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of any of the directors, officers, employees, shareholders, members, managers, partners, joint venturers or agents of either party, nor any other Person, partnership, limited liability company, corporation, joint venture or trust, as principal of either party, whether disclosed or undisclosed (collectively, the “Exculpated Parties”; separately, as applicable, the “Purchaser Exculpated Parties” and the “Seller Exculpated Parties”), shall have any personal obligation or liability hereunder.

20.         Intentionally Omitted.

21.         Condition of Premises.

21.1.          Except as otherwise expressly provided in this Agreement (including, without limitation, Seller’s Representations) and in the documents delivered by Seller at Closing, Purchaser shall accept the Premises at the Closing in the “as is”, “where is” condition of the Premises with all faults as of the Closing Date. Purchaser agrees that, except as expressly set forth herein and in the documents delivered by Seller at Closing, Seller shall not be liable for any construction, latent or patent defects in the Premises, and shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Premises made, furnished or claimed to have been made or furnished by Seller or any other Person, including, without limitation, Broker, or any partner, member, manager, shareholder, employee, agent, attorney or other Person representing or purporting to represent Seller or Broker, whether verbally or in writing. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller has made any verbal or written representations or warranties whatsoever to Purchaser, whether express, implied, statutory, or by operation of law, except as expressly set forth in this Agreement and in the documents delivered by Seller at Closing, and, in particular, that no such representations and warranties have been made with respect to the physical or environmental condition or operation of the Premises, the layout or footage of the Premises, the actual or projected revenue and expenses of the Premises or any of the Leases, zoning, environmental, and other laws, regulations and rules applicable to the Premises, or the compliance of the Premises therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Premises or any part thereof or any other matter or thing affecting or relating to the Premises or the transactions contemplated hereby, except as specifically set forth in this Agreement and in the documents delivered by Seller at Closing. Except for Seller’s Representations, Purchaser has not relied and is not relying upon any representations or warranties, or upon any statements made in any informational materials with respect to the Premises provided by Seller or any other Person, including Broker or any shareholder, member, manager, employee, agent, attorney or other Person representing or purporting to represent Seller or Broker. Without limitation of the foregoing, Purchaser specifically acknowledges and agrees that, except as expressly provided otherwise in this Agreement, it has assumed the risk of changes in the condition of the Premises between the Effective Date and the Closing Date and no adverse change in such condition shall grant Purchaser any right to terminate this Agreement or to obtain any damages against Seller. IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, AS TO THE QUANTITY, QUALITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PREMISES OR ANY COMPONENT THEREOF, AND THE PREMISES AND EACH COMPONENT THEREOF ARE SOLD IN AN “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTING THIS AGREEMENT, EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PREMISES OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PREMISES OR ANY COMPONENT THEREOF ARE FIT FOR ANY PARTICULAR PURPOSE, (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PREMISES OR ANY COMPONENT THEREOF, (D) PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PREMISES AND EACH COMPONENT THEREOF AND HAS DETERMINED TO PURCHASE THE PREMISES AND EACH COMPONENT THEREOF BASED ON SUCH INSPECTION, AND (E) UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, ON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT, LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PREMISES.

21.2.        Without limiting the generality of the provisions of Section 21.1 of this Agreement, Purchaser specifically acknowledges and agrees as follows:

(a)          neither Seller nor any other party acting (or purporting to act) on behalf of Seller, has made any (and Seller hereby disclaims any) representation or warranty of any kind or nature concerning any environmental condition existing at the Premises;

(b)          Seller has delivered to Purchaser copies of the environmental reports listed on Exhibit R (the matters stated therein being referred to as the “Environmental Disclosed Matters”);

(c)          Purchaser shall take title to the Premises subject to any and all environmental conditions thereat (or the presence of any matter or substance relating to any such environmental condition at the Premises), whether known or unknown, disclosed or undisclosed, remediated or not, including, without limitation, the Environmental Disclosed Matters, and any and all claims and/or liabilities relating to (in any manner whatsoever) any hazardous, toxic or dangerous materials or substances located in, on, at, about, under or from the Premises, or for any and all claims or causes of action (actual or threatened) based upon, in connection with or arising out of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601 et seq., or any other law or cause of action (including any federal or state based statutory, regulatory or common law cause of action) related to environmental matters or liability with respect to or affecting the Premises (any of the foregoing described in this clause (c) being referred to as “Environmental Conditions”); and

(d)          Purchaser hereby releases Seller and each Seller Exculpated Party from any liability of any kind or nature arising with respect to any Environmental Conditions and, specifically, agrees that if any claim is brought against Purchaser arising out of any Environmental Condition Purchaser shall have no claim of any kind or nature against Seller or any Seller Exculpated Party.

(e)          Purchaser hereby assumes liability for any and all Environmental Conditions and hereby indemnifies and holds harmless Seller and each Seller Exculpated Party from any and all liabilities, claims, losses, costs, expenses and damages (including, without limitation, reasonable attorneys’ fees, costs and disbursements and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of any Environmental Condition, whether or not pre-existing at the Closing and whether or not disclosed to Purchaser, it being the intention of the parties hereto that from and after the Closing (i) Seller shall have no further liability or obligation in respect of environmental matters of any kind or nature pertaining to the Premises, and (ii) Purchaser shall fully assume any such liability or obligation, including, without limitation, the cost of any cleanup, remediation or removal, whenever occurring, of any hazardous substances or other Environmental Conditions; and

(f)          notwithstanding anything to the contrary contained in this Agreement, (i) if Purchaser performs an environmental investigation or analysis of the Premises, then Purchaser shall provide a copy of same to Seller promptly upon receipt thereof and (ii) if such environmental investigation or analysis reveals an adverse environmental condition thereat and such adverse environmental condition was not contained within the Environmental Disclosed Matters, then Seller shall have the right to terminate this Agreement by delivering notice of such termination to Purchaser, in which event the provisions of Section 9 of this Agreement shall apply to such termination.

21.3. PURCHASER, WITH PURCHASER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN IBIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21, AND UNDERSTANDS THEIR SIGNIFICANCE AND EFFECT. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21, ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PREMISES TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THIS SECTION 21. THE TERMS AND CONDITIONS OF THIS SECTION 21 WILL EXPRESSLY SURVIVE THE CLOSING AND WILL NOT MERGE WITH THE PROVISIONS OF CLOSING DOCUMENTS.

Initials of Seller:	Initials of Purchaser:

22.         Notices.

22.1.          All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) upon the date of personal delivery (if notice is delivered by personal delivery), (ii) on the date of delivery, as confirmed by email confirmation (if notice is delivered by email transmission), (iii) on the day one (1) Business Day after deposit with a nationally recognized overnight courier service (if notice is delivered by nationally recognized overnight courier service), or (iv) on the third (3rd) B:w;iness Day following mailing from within the United States by first class United States mail, postage prepaid, certified mail return receipt requested (if notice is given in such manner), and in any case addressed to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

Ifto Seller:

RPG GLENRIDGE LLC

c/o AION Partners

11 East 44th Street, Suite 1000 New York, New York 10017

Attention:	Michael Betancourt, Kevin Pleasant and Sean Belfi
Email:	m.betancourt@aionpartners.com ; k.pleasant@aionpartners.com; and
s.belfi@aionpartners.com

with a copy at the same time to:

Goulston & Storrs PC

885 Third Avenue, 18th Floor

New York, New York 10022

Attention:	Bruce P. Meyerson, Esq.
File No.:	13066.0045
Email:	BMeyerson@gou lstonstorrs.com

If to Purchaser:

Carroll Acquisitions, LLC

c/o Carroll Organization

3340 Peachtree Road, NE

Suite 250

Atlanta, Georgia 30326

Attention: Josh Champion

Email: josh.champion@carrollorg.com

With a copy to:

Morris, Manning & Martin, LLP

3343 Peachtree Road, NE

1600 Atlanta Financial Center

Atlanta, Georgia 30326

Attention: Corey B. May

Email: cmay@mmmlaw.com

If to Escrow Agent:

Chicago Title Insurance Company,

c/o Fidelity National Title Group

5565 Glenridge Drive, Suite 300

Atlanta, Georgia 30342

Attention: Chris Valentine

chris.valentine@fntg.com

23.         Entire Agreement.

This Agreement contains all of the terms agreed upon by and between Purchaser and Seller with respect to the subject matter hereof, and all agreements heretofore had or made by and between Purchaser and Seller are merged in this Agreement which alone fully and completely expresses the agreement of Purchaser and Seller with respect to the transaction set forth in this Agreement.

24.         Amendments.

Subject to the provisions of Section 15.4(d) of this Agreement, this Agreement may not be changed, modified or amended, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instrument.

25.         No Waiver.

No waiver by either Purchaser or Seller of any failure or refusal to comply with Purchaser’s or Seller’s, as applicable, obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

26.         Successors and Assigns.

26.1.          The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties, provided, however, Purchaser may not assign this Agreement or any of Purchaser’s rights thereunder without the prior written consent of Seller, provided, however, Seller consent shall not be required to an assignment of this Agreement by Purchaser to an Affiliated Assignee or a Permitted Assignee, provided, that (i) Purchaser provides Seller with written notice of the name of such Affiliated Assignee or Permitted Assignee at least three (3) Business Days prior to Closing, (ii) such Permitted Assignee or Affiliated Assignee, as applicable, assumes all of the obligations of Purchaser under this Agreement pursuant to a written agreement, and (iii) no assignment of this Agreement to a Permitted Assignee or Affiliated Assignee, as applicable, shall relieve Purchaser from any of Purchaser’s obligations hereunder.

26.2.         As used herein the following capitalized terms shall have the following definitions:

“Affiliated Assignee” shall mean an entity which is one hundred percent (100%) owned and Controlled by Purchaser or a Permitted Assignee.

“Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), means, with respect to any Person, possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract.

“Permitted Assignee” shall mean an entity that is beneficially owned, directly or indirectly, and Controlled, in whole or in part, by one (1) or more Purchaser Principals or an affiliate thereof.

“Purchaser Principals” shall mean M. Patrick Carroll and Josh Champion.

27.         Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than such Persons or circumstances as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

28.         Paragraph Headings.

The headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain or restrict any of the provisions of this Agreement.

29.         Governing Law.

This Agreement shall be governed by, and shall be interpreted, construed and enforced in accordance with, the laws of the State where the Premises are located without regard to the rules regarding conflicts of law in such laws of such state.

30.         Binding Effect.

This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller, in Seller’s sole discretion, elects to be bound hereby by executing and delivering to Purchaser an original counterpart hereof.

31.         No Recording or Lis Pendens.

Except in the event Purchaser actually institutes an action for specific performance as permitted hereunder, the parties hereto agree that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser agrees not to file any lis pendens or other instrument against the Premises in connection herewith. In furtherance of the foregoing, Purchaser (i) acknowledges that the filing of a lis pendens or other evidence of Purchaser’s rights or the existence of this Agreement against the Premises, could cause significant monetary and other damages to Seller and (ii) hereby indemnifies Seller (and each Seller Exculpated Party) from and against any and all liabilities, damages, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and costs incurred in the enforcement of the foregoing indemnification obligation) arising out of the breach by Purchaser of any of Purchaser’s obligations under this Section 31. The provisions of this Section 31 shall survive the termination of this Agreement.

32.         Prevailing Party to Receive Attorneys’ Fees.

In the event of any litigation arising out of this Agreement, the Prevailing Party (as hereinafter defined) shall be entitled to receive from the losing party an amount equal to the Prevailing Party’s costs incurred in such litigation, including, without limitation, the prevailing party’s attorneys’ fees, costs and disbursements. For purposes of this Section 32, (a) the term “Prevailing Party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and (b) the term “attorneys’ fees” shall include, without limitation, the actual attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal and any other legal proceeding, including mediation and arbitration. The provisions of this Section 32 shall survive the Closing or any earlier termination of this Agreement.

33.         Tax-Deferred Exchange.

In the event that either party desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by such party, the other party shall reasonably cooperate with such party in effectuating such tax-deferred exchange, such reasonable cooperation to include, without limitation, executing and delivering all documents and instruments necessary for such purpose, provided that the party requesting such reasonable cooperation shall reimburse the other party for any costs or expenses incurred by the other party in connection with such reasonable cooperation.

34.         Confidentiality.

Purchaser acknowledges and agrees that the terms and provisions of any confidentiality agreement delivered by Purchaser (or any affiliate of Purchaser) shall be applicable to Purchaser and shall remain in effect on and after the execution and delivery of this Agreement. In furtherance of the foregoing, any documents, instruments, records or other information delivered by Seller to Purchaser pursuant to the provisions of this Agreement shall be deemed confidential information for purposes of such confidentiality agreement. The provisions of this Section 34 shall survive the Closing or any earlier termination of this Agreement.

35.         Due Diligence Period.

Purchaser shall have the right to conduct a due diligence review of the Premises during the period beginning on the Effective Date and ending on August 19, 2016, at 5:00 P.M. (New York time) (the “Due Diligence Period”). On or before the expiration of the Due Diligence Period, Purchaser shall, at Purchaser’s sole option, deliver written notice (the “Diligence Notice”) to Seller stating either:

35.1.          that Purchaser elects to terminate this Agreement for any reason or no reason, in which event the Downpayment shall be immediately refunded to Purchaser by the Escrow Agent, and thereafter, this Agreement shall terminate and be of no further force and effect, other than those obligations of the parties hereto which expressly survive the termination hereof; or

35.2.          that Purchaser elects not to terminate this Agreement (and in order for such notice to be effective for any purpose, Purchaser shall deliver the Additional Deposit to Escrow Agent pursuant to Section 2.2 of this Agreement), in which event Purchaser shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this Section 35, this Agreement shall continue in full force and effect in accordance with its terms, and the Deposit shall thereupon become nonrefundable.

Purchaser shall be deemed to have delivered a Diligence Notice pursuant to Section 35.2 above if Purchaser fails to deliver any Diligence Notice to Seller during the Due Diligence Period. Time shall be of the essence with respect to Purchaser’s delivery of the Diligence Notice and the Additional Deposit.

36.         Intentionally Omitted.

37.         Survival.

37.1.          Except as otherwise specifically herein provided, no representation, warranty, covenant or obligation of Seller set forth in (a) this Agreement or (b) any Seller Document (as hereinafter defined), shall survive the Closing and the delivery of the Deed. In addition, any representation, warranty, indemnification or other obligation of Seller that is stated in this Agreement or any Seller Document, to survive the Closing and the delivery of the Deed shall survive the Closing for a period of six (6) months. Notwithstanding the foregoing, except as otherwise specifically herein provided, any representation, warranty, indemnification or other obligation of Purchaser set forth in this Agreement or any other such document shall survive the Closing for a period of six (6) months. For purposes of this Agreement, a “Seller Document” means any document or instrument executed and delivered by Seller to Purchaser in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment and Assumption of Leases, the Assignment and Assumption of Contracts, the Assignment and Assumption of Intangible Property.

37.2.          Notwithstanding anything to the contrary set forth in this Agreement, (a) Purchaser shall not pursue any claim against Seller that causes damage to Purchaser that is less than the Floor (as hereinafter defined), and (b) the maximum amount of liability that Seller shall have under any circumstance for any surviving obligation under this Agreement (including, without limitation, any obligation arising out of any Seller’s Representation that survives the Closing, any indemnification or other obligation contained herein that is specifically stated to survive the Closing, any liability under any other document or instrument delivered by Seller in connection with the Closing, and any Post-Termination Obligation) shall not exceed a total aggregate amount of $1,000,000 (the “Maximum Amount”). As used herein, the term “Floor” shall mean $50,000 in respect of the aggregate of all claims made by Purchaser against Seller in respect thereof.

38.         Arbitration of Matters in Dispute.

38.1.          In the event that there is a disagreement between Purchaser and Seller as to any matter arising out of this Agreement for which arbitration is expressly stated to be the sole procedure or mechanism for the resolution of such disagreement (the “Matter in Dispute”), then the Matter in Dispute shall be submitted to arbitration pursuant to the rules of the American Arbitration Association within the City of New York or the County of New York, State of New York. The arbitrators will be entitled to award monetary damages, declaratory relief and injunctive relief interpreting the provisions of this Agreement, however the arbitrators will not be entitled to award punitive or consequential damages or to act inconsistently with the terms of this Agreement. The arbitrators will be entitled, but not required, to provide that the losing party in any arbitration will pay all or a portion of the prevailing party’s costs incurred in connection therewith, including, without limitation, the costs and fees of the arbitrators, provided, however, if the arbitrators decline to make such a provision, then the costs of the arbitration will be split equally between the parties (except that each party will bear such party’s own attorneys’ fees). The determination of the arbitrators in the foregoing proceeding shall be binding upon the parties, subject only to the provision of Section 38.3 below.

38.2.          In the event that the arbitrators make a determination in favor of a party (the “Prevailing Party”) and the Matter in Dispute is monetary in nature, then the other party (the “Non- Prevailing Party”) shall pay to the Prevailing Party the amount determined by the arbitrators to be necessary to make the Prevailing Party whole (the “Arbitrated Amount”) within ten (10) days after the determination is made in such arbitration proceeding, provided, however, in the event this Agreement expressly provides that an escrow of funds (each, a “Funds Escrow”) be established (and such Funds Escrow is established) by the Non-Prevailing Party with respect to a monetary Matter in Dispute and the amount in the Funds Escrow is greater than the Arbitrated Amount, then the Non-Prevailing Party shall, within such ten (10) day period, instruct the escrow agent for the Funds Escrow to disburse an amount equal to the Arbitrated Amount from the Funds Escrow to the Prevailing Party and, unless otherwise provided in this Agreement, the Non-Prevailing Party shall be entitled to a return of the remaining funds in the Funds Escrow. In the event that the arbitrators make a determination in favor of the Prevailing Party and the Matter in Dispute is non-monetary in nature, then the Non-Prevailing Party shall take such action as is required by the arbitrators in connection therewith within ten (10) days after the determination is made in such arbitration proceeding.

38.3.          The parties agree that the arbitration proceeding described in this Section 38 is the sole and exclusive manner in which the parties may resolve Matters in Dispute and the parties fully waive any right to commence any action or proceeding in any court arising out of any Matter in Dispute, subject only to the right of a party hereto to bring an action in court to enforce the determination made in an arbitration proceeding. For the avoidance of doubt the parties hereto acknowledge and agree that any dispute arising out of this Agreement that is not a Matter in Dispute shall not be required to be submitted to arbitration as hereinabove provided.

39.         Submission To Jurisdiction.

PURCHASER AND SELLER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. SELLER MAY, IN SELLER’S SOLE DISCRETION, ELECT THE STATE OF NEW YORK, NEW YORK COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, STATE OF NEW YORK, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM. THE FOREGOING SHALL NOT, HOWEVER, HAVE THE EFFECT OF PROHIBITING SELLER FROM BRINGING AN ACTION AGAINST PURCHASER ARISING OUT OF THIS AGREEMENT IN ANY OTHER COURT OR VENUE. THE PROVISIONS OF THIS SECTION 39 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

40.         Waiver Of Jury Trial.

PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE. THE PROVISIONS OF THIS SECTION 40 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

41.         Certain Definitions.

As used herein, the following capitalized terms shall have the following definitions:

“Business Day” shall mean any day other than (a) a Saturday or a Sunday, (b) a national holiday, or (c) a day on which banks are not required to be open for business within the State where the Premises are located or the State of New York.

“Person” means any natural person, partnership, corporation, limited liability company and any other form of business or legal entity.

“Post-Termination Obligations” shall mean the obligations of Purchaser and/or Seller pursuant to or arising out of Sections 6, 11, 13, 17.4, 21, 31, 32, 34, 39 and 40 of this Agreement that are expressly stated to survive the termination of this Agreement.

42.         Intentionally Omitted.

43.         No Third Party Beneficiaries.

PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, THERE ARE NO THIRD PARTY BENEFICIARIES TO THIS AGREEMENT, AND, ACCORDINGLY, EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE CONTRARY, NO THIRD PARTY (INCLUDING, WITHOUT LIMITATION, ANY BROKER, INCLUDING WITHOUT LIMITATION, BROKER) SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT FOR THE BENEFIT OF SUCH THIRD PARTY OR AGAINST THE INTERESTS OF PURCHASER OR SELLER. EITHER OF SELLER OR PURCHASER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING BROUGHT BY ANY SUCH THIRD PARTY AGAINST SELLER OR PURCHASER IN CONNECTION WITH THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THE PARTIES INTENTIONS.

44.         Time of Performance.

In the event the provisions of this Agreement provide for the performance of an obligation by Purchaser or Seller on a day other than a Business Day, then the time for the performance of such obligation shall be automatically adjourned to the first (1st) Business Day immediately succeeding the day on which such obligation would otherwise be required to be performed. In the event the provisions of this Agreement provide that Purchaser or Seller shall have the right to adjourn the performance of an obligation by Purchaser or Seller, as applicable, to a day that is other than a Business Day, then Purchaser or Seller, as applicable, shall have the right to adjourn the time for the performance of such obligation to the first (1st) Business Day immediately succeeding the day on which such adjourned obligation would otherwise be required to be performed.

45.         Counterpart Execution; Execution by Facsimile Transmission/.PDF Format.

This Agreement may be executed in more than one counterpart, each of which, when taken together, shall be deemed to be one (1) instrument. This Agreement may be executed by facsimile transmission or by email via .pdf format, in each case, with the same force and effect as originals.

46.         Intentionally Omitted.

47.         Ambiguities Not Construed Against Drafter.

Ambiguities in this Agreement shall not be construed against the party drafting this Agreement, notwithstanding any contrary rule of construction or interpretation at law or in equity.

48.         No Special Relationship Between Seller and Purchaser.

Purchaser and Seller acknowledge and agree that the relationship between Purchaser and Seller is solely a commercial relationship, and the execution of this Agreement by Purchaser and Seller shall not create (and neither Purchaser nor Seller intends to create) any relationship of principal and agent between Purchaser and Seller, or any partnership or joint venture relationship between Purchaser and Seller. Neither Purchaser nor Seller shall be deemed to be a fiduciary of the other party.

49.         No Financing Contingency.

Purchaser expressly acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any way conditioned upon or qualified by Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt financing, equity investment, or otherwise) to consummate the transaction contemplated by this Agreement.

50.         Post-Closing Obligations Regarding Financial Information.

Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission (“SEC”)), audited financial statements, pro forma financial statements and other financial information related to the Premises for up to one (1) fiscal year prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). If Purchaser or its principals give notice to Seller that it is (or they are) obligated to provide such information, following the Closing and for a period of ninety (90) days thereafter, Seller agrees to use its commercially reasonable efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to (i) incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same, or (ii) provide information that was previously made available to Purchaser. For a period of ninety (90) days after Closing, Seller shall maintain, and after reasonable advance written notice from Purchaser, Seller shall provide access to such books and records of Seller and Property Manager reasonably related to the Premises except as otherwise limited by this Section 50. Further, so long as the persons in charge of management of the Premises at the time of Closing remain in the employ of Seller or an affiliate of Seller, after reasonable written notice to Seller, it will make such persons available for interview; provided, however, that Seller shall be allowed to have other representatives present during any such interviews. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s, or any of Seller’s affiliate’s or member’s (collectively with Seller, the “Seller Financial Parties”), capital structure or debt, (b) any Seller Financial Parties’ financial analyses or projections, investment analyses, account summaries or other documents prepared solely for any Seller Financial Parties’ internal purposes or not directly related to the operation of the Premises, (c) any Seller Financial Parties’ tax returns, or (d) any Seller Financial Parties’ financial statements (other than Premises-level financial statements otherwise required pursuant to this Section 50). Seller acknowledges and agrees that any information provided or made available pursuant to this Section 50 will, to Seller’s knowledge at the time provided, be true, accurate and complete in all material respects. Purchaser acknowledges and agrees that Purchaser may not use any information provided pursuant to this Section 50 or the results of its review or interviews pursuant to this Section 50 to pursue any claim against any Indemnified Seller Parties.

[The rest of this page is intentionally blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the Effective Date.

SELLER:

RPG GLENRIDGE, LLC,
a Delaware limited liability company

By:	/s/ Michael Betancourt
Name:	Michael Betancourt
Title:	Authorized Signatory

Federal I.D. No. 20-5964914

PURCHASER:

CARROLL ACQUISITIONS, LLC,
a Georgia limited liability company

By:	/s/ Josh Champion
Name:	Josh Champion
Title:	President

Federal I.D. No. 80-0814762

[Signature Page to Nevadan Apartments PSA]

Escrow Agent has executed this Agreement solely to confirm Escrow Agent’s receipt of the Initial Deposit and acceptance of the duties of Escrow Agent as set forth in Section 15 of this Agreement.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

[Title Company Signature Page to Nevadan Apartments PSA]

EXHIBIT A

Description of the Land

(Attached hereto)

A-1

Tract One:

ALL THAT TRACT of land In Land Lots 38 and 69 of the 17th District of Fulton County, Georgia, described as follows:

BEGINNING at the Intersection of the northeast right-of-way line of Northland Drive (variable right-of-way) with the south right-of-way llne of Glenrldge Drive (variable right-of-way); thence, running along the south and southeast right-of-way line of Glenrldge Drive, the following courses and distances: (1) North 79 degrees 10 minutes 20 seconds East 175.27 feet to a point, (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 75 degrees 22 minutes 49 seconds East 62.93 feet and a radius of 475.00 feet) 62.87 feet to a point, (3) North 89 degrees 12 minutes 57 seconds East 22.82 feet to a point, (4) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 57 degrees 07 minutes 19 seconds East 231.76 feet and a radius of 449.22 feet) 234.42 feet to a point, (5) North 47 degrees 51 minutes 39 seconds West 11.78 feet to a point, and (6) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 38 degrees 00 minutes 36 seconds East 62.84 feet and a of 436.44 feet) 62.90 feet to a point; thence, leaving said right-of-way line, South 54 degrees 00 minutes 00 seconds East 91.00 feet to a point; thence South 36 degrees 30 minutes 00 seconds, West 26.00 feet to a point; thence South 54 degrees 30 minutes 00 seconds East 325.00 feet to a point; thence North 28 decrees 56 minutes 16 seconds East 79.00 feet to a point; thence South 66 degrees 57 minutes 51 seconds East 37.00 feet to a point; thence South 58 degrees 54 minutes 02 seconds East 194.00 feet to a point thence South 28 degrees 02 minutes 54 seconds West 164.00 feet to a point; thence South 18 degrees 12 minutes 19 seconds West 250.86 feet to a 1-inch crimp top iron pin found; thence North 89 depress 40 minutes 49 seconds West 340.60 feet to a 1-1/2-inch crimp top Iron pin found; thence North 20 degrees 01 minute 13 seconds West 267.84 feet along the northeast boundary line of Lot 1, Block B, Unit Two, Glenridge Manor Subdivision to a 1-1/2- inch crimp top iron pin found; thence South 62 degrees 43 minutes 16 seconds West 229.10 feet along the northwest boundary line of said Lot 1to a point on the northeast right-of-way line of said Northland Drive; thence, along said northeast right-of-way line, the following courses and distances: (1) North 20 degrees 24 minutes 30 seconds West 24.58 feet to a point, (2) along the arc of a curve to the left (which arc Is subtended by a chord having a bearing and distance of North 25 degrees 52 minutes 13 second West 123.95 feet and a radius of 651.08 feet) 124.14 feet to a point; (3) North 31 degrees 19 minutes 57 seconds West 12.81 feet to a point, (4) along the arc of a curve to the left (which arc Is subtended by a chord having a bearing and distance of North 45 degrees 14 minutes 44 seconds West 96.68 feet and a radius of 201.03 feet) 97.53 feet to a point, and (5) along the arc of a curve to the right (which arc Is subtended by a chord having a bearing and distance of North 49 degrees 03 minutes 48 seconds West 148.42 feet and a radius of 423.36 feet) 149.19 feet to the POINT OF BEGINNING, said tract containing 8.41301 acres.

Together with a non-exclusive right, title and interest in and to all non-exclusive easements contained in that certain Sewer Easement Agreement between Andrew E. Chandler and Independent Living International Corp. dated as of July 20, 1989, recorded In Deed Book 12661,

Page 107, Fulton County, Georgia records.

Together with a non-exclusive right, title and interest in and to all non-exclusive easements contained in that certain Sewer Easement Agreement between Sarah J. Carpenter and Independent Living International Corp. dated as of July 20, 1989, recorded in Deed Book 12661, Page 98, aforesaid records.

Tract Two:

ALL THAT TRACT of land in Land Lots 38 and 69 of the 17th District of Fulton County, Georgia, described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the northeast right-of-way line of Northland Drive (variable right-of-way) with the south right-of-way line of Glenridge Drive (variable right-of-way); thence, running along the south and southeast right-of-way line of Glenrldge Drive, the following courses and distances: (1) North 79 degrees 10 minutes 20 second East 175.27 feet to a point, (2) along the arc of a curve to the left (which arc Is subtended by a chord having a bearing and distance of North 75 degrees 22 minutes 49 seconds East 62.83 feet and a radius of 475.00 feet) 62.87 feet to a point, (3) North 89 degrees 12 minutes 57 seconds East 22.82 feet to a point, (4) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 57 degrees 07 minutes 19 seconds East 231.76 feet and a radius of 448.22 feet) 234.42 feet to a point, (5) North 47 degrees 51 minutes 39 seconds West 11.78 feet to a point, and (6) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 38 degrees 00 minutes 36 seconds East 62.84 feet and a radius of 436.44 feet) 62.90 feet to a point and the TRUE POINT OF BEGINNING: from the TRUE POINT OF BEGINNING as thus established, continuing thence along said right-of-way line, the following courses and distances: (1) along the arc of a curve to the left (which arc: is subtended by a chord having a bearing and distance of North 29 degrees 56 minutes 36 seconds East 59.95 feet and a radius of 436.44 feet) 60.00 feet to a point, (2) North 26 degrees 00 minutes 18 seconds East 174.82 feet to a point, (3) along the arc of a curve to the right {which arc Is subtended by a chord having a bearing and distance of North 38 degree 40 minutes 03 seconds East 220.49 feet and a radius of 502.92 feet) 222.29 feet to a point, and (4) North 51degrees 19 minutes 49 seconds East 120.96 feet to a point on the southwest boundary line of Lot 4, Block A, Unit One, Glenridge Manor Subdivision; thence, leaving said right-of-way line, South 39 degrees 07 minutes 55 seconds East 216.57 feet along the southwest boundary line of said Lot 4 to a point; thence North 46 degrees 30 Minutes 16 seconds East 59.50 feet along the South boundary line of said Lot 4 to a 3/8-inch reinforcing, rod found at the northwest corner of Lot 6. Block A, Unit Two, Glenridge Manor Subdivision thence

South 49 degrees 50 minutes 45 seconds East 193.19 feet along the southwest boundary line of said Lot 6 to a 1-3/4-lnch crimp top iron pin found on the northwest right-of-way line of Royervista Drive; (a 50 foot-right-of-way) thence along said northwest right-of-way line, the following courses and distances: (1) along the arc of a curve to the left: (which arc Is subtended by a chord having a bearing and distance of South 27 degrees 55 minutes 01 second West 285.75 feet and a radius of 741197 feet) 287.55 feet to a point, and (2) South 16 degrees 48 minutes 11seconds West 125.89 feet to a point; thence, leaving said northwest right-of-way line South 64 degrees 30 minutes 58 seconds East 278.84 feet to a point on the northwest boundary line of Lot 23, Block B, Unit Two, Glenridge Manor Subdivision; thence South 17 degrees 40 minutes 41 seconds West 249.84 feet along the northwest boundary line of said, Lot 23 and along the northwest boundary line of Lot 24 Block B, Unit Two, Glenridge Manor Subdivision to an angle iron found, thence South 44 degrees 07 minutes 25 seconds West 231.89 feet along the northwest boundary line of Lot 25 Block B Unit Two, Glenridge Manor Subdivision to a 1-1/2-inch reinforcing rod found on the land lot line common to said Land Lots 38 and 69; thence North 89 degrees 40 minutes 51 seconds West 104.85 feet to a 1-inch crimp top iron pin found; thence North 18 degrees 12 minutes 19 seconds East 250.86 feet to a point; thence North 28 degrees 02 minutes 54 seconds East 164.00 feet to a point; thence North 58 degrees 54 minutes 02 seconds West 194.00 feet to a point; thence North 66 degrees 57 minutes 51 seconds West

37.00 feet to a point; thence South 28 degrees 56 minutes 16 seconds West 79.00 feet to a point; thence North 54 degrees 30 minutes 00 seconds West 325.00 feet to a point thence North 36 degrees 30 minutes 00 seconds East 26.00 feet to a point; thence North 54 degrees 00 minutes 00 seconds West 91.00 feet to the TRUE POINT OF BEGINNING, said tract containing 8.30101 acres.

Together with a non-exclusive right, title and interest In and to all non-exclusive easements contained in that certain Sewer Easement Agreement between Andrew E. Chandler and

Independent Living International Corp. dated as of July 20, 1989, recorded in Deed Book 12661, Page 107, Fulton County, Georgia records.

Together with a non-exclusive right, title and Interest In and to all non-excluslve easements contained in that certain Sewer Easement Agreement between Sarah J. Carpenter and Independent Living International Corp. dated as of July 201 1989, recorded in Deed Book 12661, Page 98, aforesaid records.

EXHIBIT B

Existing Leases

See attached rent roll.

B-1

EXHIBIT C

Excluded Personal Property

None.

C-1

EXHIBIT D

Existing Contracts

See attached Contract List Summary.

D-1

CONTRACTS SUMMARY

Community Name	The Nevadan

OFFICE & ADMINISTRATIVE CONTRACTS	Vendor Name	Monthly Amount	Contract Term	Begin Date	Expiration Date	Notice Period	Notes
Copier	Great American Financial Services	$290.00	48 months	11/6/14	11/25/18	60 day notice	Contract is assigned to new owner with vendor approval
Software System (Yardi, One Site)	Yardi - Greystar contract will terminate upon sale date					no contract - this is a Greystar Advantage system
Answering Service	Audio Images	$109.00	MTM			30-day notice	no contract
Apartment Association	Atlanta Apartment Association	$720.00	12 months	1/1/16	12/31/16	Will cancel upon sale - no notice required	no physical contract
Collections Agency	Greystar Receivables -	Greystar advantage				Will cancel upon sale - no notice required
Resident Screening	OnSite	Greystar advantage				Will cancel upon sale - no notice required
Renter's Insurance	Greystar Advantage	Greystar advantage				Will cancel upon sale - no notice required
Air Freshener (Scent Air)	ScentAir	$288.36	12 months	10/13/15	10/12/16	30 day notice
Check Scanner/Electronic payments	Greystar Advantage						this will transfer with Greystar
Fitness Equipment	MacroLease	$570.31	60 months	11/6/14	1/31/20	Assumable -no termination

UTILITY CONTRACTS	Vendor Name	Monthly Amount	Contract Term	Begin Date	Expiration Date	Notice Period	Notice Period
Cable	Comcast	200/door	14 yrs	11/24/10	7/30/24	60 day notice - 1 yr auto renewal. Contract is assumed under conveyance	upfront door fees of $200/door plus revenue sharing
Telephone	Windstream	$2,000.00	MTM			No notice required	No contract. Monthly amount is estimated based on historical data
Gas	Gas South	$15.00	MTM				no contract
Electric	Ga Power	varies				Landlord agreement - see dropbox	service is not contracted. Request made for potential street light contract
Trash	Waste Management	$1,800.00					Monthly amount is estimated. Contract requested
Water	City of Atlanta	$8,000.00					No contract. Monthly amount is estimated based on historical data
Sewer	City of Atlanta	$13,000.00					No contract. Monthly amount is estimated based on historical data
Office Internet service	Windstream	included in above				see above
Utility Billing Provider	One Point	$1,416.00	12 months	2/24/2011	2/23/2012	30-day notice	Utility billing fees are $2.95/unit - $5.00 Final billing and $15 account set up
Valet Trash	Choremate	$5,280.00	12 months	11/4/2012	11/3/2013	30-day notice	$11/unit - recover $20/unit

MAINTENANCE CONTRACTS	Vendor Name	Monthly Amount	Contract Term	Begin Date	Expiration Date	Notice Period	Notice Period
Laundry	Select Laundry	varies	MTM			30 day notice - auto monthly renewal	$14.95 per washer/dryer.
Landscape	Grassco	$1,438.00	12 mos	4/1/2016	3/31/2017	30-day notice	30-day notice
Pest Control	Masters	$488.00	12 mos	1/1/2016	12/31/2015	30-day notice
Termite Contract	Active	$2,697.00	12 mos	4/1/2016	3/31/2017	No notice - expires upon anniversary date	Contract requested. Monthly amount is the annual contract amount

LEASING & MARKETING CONTRACTS	Vendor Name	Monthly Amount	Contract Term	Begin Date	Expiration Date	Notice Period	Notice Period
Refreshments (coffee, cookies, water, etc.)	Crystal Springs					No notice required
Video Streaming	Capture the Market	149	12 mos	1/22/2016	1/21/2017	30-day notice
Google PPC	Dyverse	1000	MTM	9/12/2013		30-day notice
ILS	Apartmentlist.com	249 per lease	24 mos	6/16/2015	6/16/2017	30-day notice
Web Hosting	LeaseLabs	616	12 mos	5/21/2013	5/20/2014	30-day notice
Apartments.com	Apartments.com	399	MTM	4/1/2016		30-day notice
Locators	Promove						No contract
Portal	Entrata	$500.00	12 mos	11/12/2012		30-day notice	contract requested. Monthly amount is average of historical billing.
Revenue Optimizing Program (YS)	Yieldstar						contract requested

LIFE / PROPERTY SAFETY CONTRACTS	Vendor Name	Monthly Amount	Contract Term	Begin Date	Expiration Date	Notice Period	Notice Period
Fire Panel Monitoring	Unifour	based on job				No notice required	no contract
911 POOL Phones / Elevator Phones	Kings III	$48.00	12 months	12/21/2012	12/20/2013	30 day notice

EXHIBIT E

Existing Violations

None.

E-1

EXHIBIT F

Form of Deed

This instrument prepared by:

Attn:

When recorded, return to:

Attn:

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that, as of this________day of ____________, 20___, _____________________________________, a____________________(“Grantor”), in consideration of Ten and No/100 Dollars ($10.00) to Grantor in hand paid at and before the sealing of these presents by Grantee, the receipt of which is hereby acknowledged, has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto____________________, a________________, having an address of ___________________________________________ (“Grantee”).

ALL THAT CERTAIN PIECE, PARCEL OR LOT OF LAND, situate, lying and being in the County of Fulton State of Georgia, and being more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”).

TOGETHER WITH all and singular the rights, members, hereditaments and appurtenances to the Property belonging or in any wise incident or appertaining; to have and to hold all and singular the Property before mentioned unto Grantee, and Grantee’s successors and assigns forever. And Grantor does hereby bind Grantor to warrant and forever defend all and singular the Property unto Grantee and Grantee’s successors and assigns against Grantor and against every person whomsoever lawfully claiming by, through or under Grantor.

THIS CONVEYANCE IS MADE SUBJECT to claims arising under any matter set forth on Exhibit “B” attached hereto and incorporated herein by reference (the “Permitted Exceptions”).

[signatures follow on the next page]

F-1

IN WITNESS WHEREOF, Grantor has signed, sealed and delivered this deed the_______day of__________, 20 _.

Signed, sealed and delivered in the presence of:	GRANTOR:

_________________________, a __________________________

Unofficial Witness
By:
Name:
Its:
Notary Public
[SEAL]
My commission expires:

[NOTARIAL SEAL]

F-2

Exhibit “A” to Limited Warranty Deed

[insert legal description of Property]

F-3

Exhibit “B” to Limited Warranty Deed

Permitted Exceptions

[insert Existing Title/Survey Matters]

F-4

EXHIBIT G

Form of Bill of Sale

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, RPG GLENRIDGE LLC, a limited liability company organized under the laws of the State of Delaware (the “Seller”), does hereby quitclaim unto [___________________], a [_____] organized under the laws of the State of [____________] (the “Purchaser”), all of Seller’s right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character located on and used in connection with the Premises and to all intangible personal property associated with the Premises described in Schedule l attached hereto (the “Personalty”) relating to the real property described in Schedule 2 hereto. The conveyance contained in this Quitclaim Bill of Sale is made without representation or warranty by the Seller of any kind or nature and is expressly without recourse to the Seller of any kind or nature whatsoever. Notwithstanding the foregoing, the conveyance hereby made shall not include the Excluded Personal Property.

IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR BY OPERATION OF LAW, AS TO THE QUALITY, QUANTITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PERSONALTY, AND THE PERSONALTY IS SOLD IN AN “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF THIS QUITCLAIM BILL OF SALE, PURCHASER AFFIRMS AND AGREES THAT (A) PURCHASER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONALTY FOR ANY PARTICULAR PURPOSE, (B) SELLER MAKES NO WARRANTY THAT THE PERSONALTY IS FIT FOR ANY PARTICULAR PURPOSE, AND (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PERSONALTY. PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONALTY AND HAS DETERMINED TO PURCHASE THE PERSONALTY BASED ON SUCH INSPECTION. PURCHASER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER HEREBY WAIVES, RELINQUISHES, AND RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT, LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PERSONALTY.

This Bill of Sale is subject to the express provisions of that certain Sale-Purchase Agreement, dated as of [_________], 2016 by and between Seller and Purchaser [(as assignee of [__________])], including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39 and 40 thereof.

G-1

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this instrument as of this [______] day of [____________], 2016.

SELLER:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

PURCHASER:

[________________________]

By:	[_______________________]

By:
Name:
Title:

G-2

Schedule l

Schedule of Personalty

All equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and located on and used in connection with that certain land (the “Land”) and the improvements located thereon located in the County of Fulton, State of Georgia, which Land is more particularly described in Schedule 2 attached to the Bill of Sale to which this Schedule 1 is attached.

All licenses, permits and other intangible property pertaining to the Land and the improvements located thereon.

G-3

Schedule 2

Legal Description of the Land

(Attached hereto)

G-4

EXHIBIT H

Form of Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”), made as of the [  ] day of [_____________], 2016 (the “Effective Date”), by and between RPG GLENRIDGE LLC, a limited liability company organized under the laws of the State of Delaware, having an office at c/o AION Partners, 11 East 44th Street, Suite 1000, New York, New York 10017, as assignor (“Assignor”), and [_____], a [_________________] organized under the laws of the State of [__________________], having an office [_______________________], as assignee (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the landlord under the leases set forth on Schedule A attached hereto and made a part hereof (the “Leases”), pursuant to which Leases, Assignor has demised to the tenants thereunder certain premises located at 5501 Glenridge Drive, Atlanta, Georgia 30342, and more particularly described in Schedule B attached hereto (the “Premises”);

WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [________], 2016 (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Assignee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises;

WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Leases, together with any and all right, title, estate and interest of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, less any amounts deducted therefrom as provided in Section 6.9 of the Purchase Agreement (collectively, the “Security Deposits”), and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations under the Leases and the Security Deposits from and after the Effective Date; and

WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.         Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.         Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under (a) the Leases, and (b) the Security Deposits, and (c) the accounts referred to on Schedule C (the “Security Deposit Accounts”), which Security Deposit Accounts contain all Security Deposits held by Seller (it being acknowledged by Assignee that such assignment and transfer of the Security Deposit Accounts constitute the satisfaction of Assignor’s obligations in respect thereof under the Purchase Agreement, including, without limitation, Section 6.9 thereof.

H-1

3.         Assignee hereby accepts the foregoing assignment and hereby assumes (a) all of the obligations of Assignor under the Leases from and after the Effective Date and (b) all obligations of Assignor with respect to the Security Deposits [and the Security Deposit Accounts], including, without limitation, the obligation to return same to the tenants under the Leases in accordance with the terms of such Leases.

4.         Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities with respect to the Leases, and Security Deposits and Security Deposit Accounts, arising or incurred after the Effective Date with respect to events occurring prior to the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months and any claim not made within such six (6) month period shall be deemed waived by Assignee.

5.         Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the Leases, Security Deposits, and Security Deposit Accounts, arising or incurred after the Effective Date with respect to events occurring after the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months.

6.         This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.         This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.         This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

9.         The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39 and 40 thereof.

H-2

IN WITNESS WHEREOF, intending to be legally bound the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

ASSIGNEE:

[____________], a [____________]

By: [____________], a [____________], its [____________]

By:
Name:
Title:

H-3

Schedule A

Leases

(Attached hereto)

H-4

Schedule B

Legal Description of the Premises

(Attached hereto)

H-5

[Schedule C

Security Deposit Accounts

Institution	Account No.	Tenant	Deposit]

H-6

EXHIBIT I

Form of Assignment and Assumption of Contracts

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”), made as of the [    _] day of [___________], 2016 (the “Effective Date”), by and between RPG GLENRIDGE LLC, a limited liability company organized under the laws of the State of Delaware, having an office at c/o 11 East 44th Street, Suite 1000, New York, New York 10017, as assignor (“Assignor”), and [___________________], a [_] organized under the laws of the State of [___________________], having an office [_______________________], as assignee (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is party to certain contracts (the “Contracts”) with the parties set forth on Schedule A attached hereto and made a part hereof, pursuant to which Contracts Assignor has entered into certain agreements regarding the provision of certain services and the supply of certain goods to or for certain premises located at 5501 Glenridge Drive, Atlanta, Georgia 30342, and more particularly described in Schedule B attached hereto (the “Premises”), as further described therein;

WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [_______], 2016 (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Assignee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Premises;

WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Contracts, and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations under the Contracts from and after the Effective Date; and

WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.         Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.         Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under the Contracts.

3.         Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor under the Contracts from and after the Effective Date.

4.         Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities with respect to the Contracts, arising or incurred after the Effective Date with respect to events occurring prior to the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months and any claim not made within such six (6) month period shall be deemed waived by Assignee.

I-1

5.         Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the Contracts, arising or incurred after the Effective Date with respect to events occurring after the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months.

6.         This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.         This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.         This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

9.         The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39 and 40 thereof.

I-2

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

ASSIGNEE:

[____________], a [____________]

By: [____________], a [____________], its [____________]

By:
Name:
Title:

I-3

Schedule A

List of Contract Parties

(Attached hereto)

I-4

Schedule B

Legal Description of the Premises

(Attached hereto)

I-5

EXHIBIT J

Form of Assignment and Assumption of Intangible Property

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this “Assignment”), made as of the [     ] day of [_________], 2016 (the “Effective Date”), by and between RPG GLENRIDGE LLC, a limited liability company organized under the laws of the State of Delaware, having an office at c/o [11 East 44th Street, Suite 1000, New York, New York 10017, as assignor (“Assignor”), and [_______________], a [___________] organized under the laws of the State of [_______________], having an office [____________________], as assignee (“Assignee”).

WITNESSETH:

WHEREAS, Assignor and Assignee are parties to that certain Sale-Purchase Agreement, dated as of [______], 2016 (as amended, the “Purchase Agreement”), by and between Assignor, as seller, and Assignee, as purchaser, pursuant to which Purchase Agreement, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, certain premises located at [___________], and more particularly described in Schedule A attached hereto (the “Premises”), as further described therein;

WHEREAS, in connection with the Purchase Agreement (a) Assignor is required to assign, transfer and convey to the purchaser thereunder all of Assignor’s right, title and interest in, to and under the Intangible Property (as defined in the Purchase Agreement), and (b) such purchaser is required to accept such assignment and to assume Assignor’s obligations with respect to the Intangible Property from and after the Effective Date; and

WHEREAS, Assignee and Assignor are consummating the transactions set forth in the Purchase Agreement on the Effective Date.

NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.         Unless otherwise stated herein, all capitalized terms used in this Assignment shall have the meanings specified in the Purchase Agreement.

2.         Subject to the terms of the Purchase Agreement, Assignor hereby assigns, transfers, releases and sets over unto Assignee all of the right, title and interest of Assignor in, to and under Intangible Property.

3.         Assignee hereby accepts the foregoing assignment and hereby assumes all of the obligations of Assignor with respect to the Intangible Property from and after the Effective Date.

4.         Assignor hereby indemnifies and holds Assignee harmless from and against any and all claims, expenses, costs, obligations or other liabilities with respect to the Intangible Property, arising or incurred after the Effective Date with respect to events occurring prior to the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months and any claim not made within such six (6) month period shall be deemed waived by Assignee.

5.         Assignee hereby indemnifies and holds Assignor harmless from and against any and all claims, expenses, costs, obligations, or other liabilities with respect to the Intangible Property, arising or incurred after the Effective Date with respect to events occurring after the Effective Date. The foregoing indemnification obligation shall survive the delivery of this instrument for a period of six (6) months.

J-1

6.         This Assignment may not be amended, modified or terminated except by an instrument in writing executed by the parties hereto.

7.         This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.         This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

9.         The provisions hereof are subject to the provisions of the Purchase Agreement, including, without limitation, the provisions of Sections 19, 29, 32, 37, 38, 39 and 40 thereof.

J-2

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Assignment as of the Effective Date.

ASSIGNOR:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

ASSIGNEE:

[____________], a [____________]

By: [__________], a [__________], its [__________]

By:
Name:
Title:

J-3

Schedule A

Legal Description of the Premises

(Attached hereto)

J-4

EXHIBIT K

Form of FIRPTA Certification

[Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [______], a [___] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [______], [___________] (“Transferor”), Transferor hereby certifies the following]: [To be used where the seller is not a disregarded entity.]

[Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [_______], a [_________________________] (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [___________], [_____________] (“Transferor”), the sole member of [____________], [_____________] (a disregarded entity for federal tax purposes that holds legal title to a U.S. real property interest under local law), Transferor hereby certifies the following:][To be used where the seller is a disregarded entity.]

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Treasury Regulations);

2.         Transferor is not a disregarded entity, as such term is defined in the Treasury Regulations § 1.1445–2(b)(2)(iii);

3.         Transferor’s U.S. employer identification number is [_________]; and

4.         Transferor’s office address is [______________].

Transferor understands that this certificate (this “Certificate”) may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Transferor declares that Transferor has examined this Certificate and to the best of Transferor’s knowledge and belief this Certificate is true, correct and complete, and Transferor further declares that Transferor has authority to sign this Certificate.

IN WITNESS WHEREOF, this Certificate has been executed as of this [     _] day of [___________], 2016.

[_______], a [__________]

By:	[___________], a [__________], its [______________]

By:
Name:
Title:

K-1

EXHIBIT L

Form of Notice to Tenants

[__________], 2016

VIA [Insert Form of Delivery under the Lease]

[Name of Tenant]

[Address of Tenant]

[Address of Tenant]

Re: [Description of Lease], dated as of [Date of Lease] (as amended, the “Lease”), by and between [Name of Seller], as landlord (“Landlord”), and [Name of Tenant], as tenant (“Tenant”)

Ladies & Gentlemen:

Reference is made to the Lease. Pursuant to the Lease, Tenant has leased from Landlord certain premises located in that certain property known as the “Nevadan Apartments”, located at 5501 Glenridge Drive, Atlanta, Georgia 30342 (the “Property”).

Landlord hereby notifies Tenant that Landlord is, on the date hereof, conveying and otherwise transferring its interest in the Property to [________] (“Purchaser”), including, without limitation, Landlord’s interest in the Lease.

Please be advised that all future rentals and payments under the Lease should be delivered to Purchaser (as the new landlord under the Lease) as follows:

c/o [_____________]

[_____________]

[_____________]

Attention: [______________]

Please be further advised that all future notices and correspondence under the Lease should be delivered to Purchaser (as the new landlord under the Lease) as follows:

c/o [_____________]

[_____________]

[_____________]

Attention: [______________]

L-1

with a copy to:

c/o [_____________]

[_____________]

[_____________]

Attention: [______________]

Please call Purchaser’s representative [_____________], at [______________], if you have any questions regarding the Lease after the date hereof.

Very truly yours,

Seller:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

Purchaser:

[____________]

By: [____________], its [____________]

By:
Name:
Title:

cc:     [Required Notice Parties Under the Lease]

L-2

EXHIBIT M

Form of Notice to Contract Parties

[_______], 2016

VIA [Insert Form of Delivery under the Service Contract]

[Name of Service Contractor]

[Address of Service Contractor]

[Address of Service Contractor]

Re:       [Description of Property] (the “Property”)

Ladies & Gentlemen:

You have a contract (the “Service Contract”) for the supply of services or the furnishing of goods to the owner of that certain property known as the “Nevadan Apartments”, located at 5501 Glenridge Drive, Atlanta, Georgia 30342 (the “Property”).

Please be advised that the current owner of the Property, RPG GLENRIDGE LLC, a Delaware limited liability company, as seller (“Seller”), is, on the date hereof, conveying and otherwise transferring its interest in the Property to [______________], as purchaser (“Purchaser”), and in connection with such transfer, Seller is also assigning its interest in the Service Contract to Purchaser.

Please be advised that all demands for payment, correspondence and notices under the Service Contract should be delivered to Purchaser (as the new owner of the Property) as follows:

c/o [_____________]

[_____________]

[_____________]

Attention: [______________]

Please call Purchaser’s representative [_____________], at [______________], if you have any questions regarding the Service Contract after the date hereof.

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Very truly yours,

Seller:

RPG GLENRIDGE LLC,
a Delaware limited liability company

By:
Name: Michael Betancourt
Title: Authorized Signatory

Purchaser:

[____________]

By: [____________], its [____________]

By:
Name:
Title:

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EXHIBIT N

Existing Title/Survey Matters

1.         The lien of any unpaid real estate taxes, assessments, water or sewer rents or charges, or vault charges, for fiscal and other tax years, subject to Seller and Purchaser satisfying their respective obligations regarding prorations and adjustments pursuant to the terms of this Agreement.

2.         All present and future zoning, building and other applicable governmental laws, ordinances, codes, restrictions and regulations of the municipality in which the Premises are located and all other governmental authorities having jurisdiction, and all present or future violations thereof, if any.

3.         Rights of parities in possession under the Leases, if any.

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EXHIBIT O

Intentionally Omitted

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EXHIBIT P

List of Material Litigation

None.

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EXHIBIT Q

Allocation of Purchase Price

Nevadan Apartments – 100%

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EXHIBIT R

Environmental Reports

Phase I Assessment dated December 21, 2006 prepared by Dominion Due Diligence Group.

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